 Filed Pursuant to Rule 424(b)(2)
 Reg No. 333-238458-02
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020
Credit Suisse AG,
acting through its New York Branch
$1,400,000,000 0.520% Senior Notes due 2023
$1,750,000,000 1.250% Senior Notes due 2026
$600,000,000 Floating Rate Senior Notes due 2023
Credit Suisse AG, a corporation organized under the laws of, and duly licensed as a bank in, Switzerland, which we refer to as the “Bank,” acting through its New York branch, which we refer to as the “Branch,” is offering its 0.520% Senior Notes due 2023, which we refer to as the “2023 Fixed Rate Notes,” its 1.250% Senior Notes due 2026, which we refer to as the “2026 Fixed Rate Notes” and, together with the 2023 Fixed Rate Notes, the “Fixed Rate Notes,” and its Floating Rate Senior Notes due 2023, which we refer to as the “Floating Rate Notes” and, collectively, the “Notes.” Each of the 2023  Fixed Rate Notes, the 2026 Fixed Rate Notes and the Floating Rate Notes will be a separate tranche of the senior medium-term notes, as described in the accompanying prospectus supplement and prospectus.
We will pay interest on the 2023 Fixed Rate Notes on each February 9 and August 9. The first interest payment on the 2023 Fixed Rate Notes will be made on February 9, 2022. The 2023 Fixed Rate Notes will bear interest at a fixed rate of 0.520% per annum. We will pay interest on the 2026 Fixed Rate Notes on each February 7 and August 7. The first interest payment on the 2026 Fixed Rate Notes will be made on February 7, 2022 (short first coupon). The 2026 Fixed Rate Notes will bear interest at a fixed rate of 1.250% per annum. We will pay interest on the Floating Rate Notes on each February 9, May 9, August 9 and November 9 and as may be adjusted as described below in “Description of the Notes — Interest Payments on the Notes”. The first interest payment on the Floating Rate Notes will be made on November 9, 2021. The interest rate per annum on the Floating Rate Notes will reset quarterly and will be equal to Compounded Daily SOFR (as defined below) applicable to the relevant Interest Reset Period (as defined below) plus 0.380%, as described under “Description of the Notes — Interest Payments on the Notes.” The 2023 Fixed Rate Notes and the Floating Rate Notes will mature on August 9, 2023. The 2026 Fixed Rate Notes will mature on August 7, 2026.
We may redeem the Notes of either tranche upon the occurrence of certain tax events at the principal amount of the Notes being redeemed plus accrued interest. There is no sinking fund for the Notes.
The Notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.
The Notes of each tranche will constitute our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness as described herein. The Fixed Rate Notes and the Floating Rate Notes will rank pari passu with each other.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Bank(1)
Per 2023 Fixed Rate Note	100.000%	0.200%	99.800%
Total	$1,400,000,000	$2,800,000	$1,397,200,000
Per 2026 Fixed Rate Note	99.773%	0.350%	99.423%
Total	$1,746,027,500	$6,125,000	$1,739,902,500
Per Floating Rate Note	100.000%	0.200%	99.800%
Total	$600,000,000	$1,200,000	$598,800,000

(1)
Plus accrued interest, if any, from August 9, 2021.

The Notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The Notes do not have the benefit of any agency or governmental guarantee.
Credit Suisse Securities (USA) LLC, one of the underwriters, is an indirect subsidiary of the Bank. As a result of this conflict of interest, the offering is being conducted in accordance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Plan of Distribution (Conflicts of Interest)  —  Conflicts of Interest.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Notes in book-entry form will be made through The Depository Trust Company, which we refer to as “DTC,” on or about August 9, 2021. You may elect to hold interests in the Notes through either DTC (in the United States), or Clearstream Banking S.A., which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System, which we refer to as “Euroclear” (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
Credit Suisse

Co-Managers
CastleOak Securities, L.P.	Ramirez & Co., Inc.	AmeriVet Securities
Drexel Hamilton	Great Pacific Securities	Mischler Financial Group, Inc.
The date of this pricing supplement is August 2, 2021

In this pricing supplement, unless otherwise specified or the context otherwise requires, references to “we,” “us,” “our” and the “Bank” are to Credit Suisse AG and references to the “Branch” are references to the Bank’s New York branch.
We are responsible for the information contained and incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information that is different and we take no responsibility for any other information that others may give you. This pricing supplement and the accompanying prospectus supplement and prospectus may only be used where it is legal to sell the Notes. You should assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is accurate as of the date of this pricing supplement only.
The Bank, acting through the Branch, is offering the Notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the Notes in some jurisdictions may be restricted by law. If you possess this pricing supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell the Notes and we are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Plan of Distribution (Conflicts of Interest)” in this pricing supplement and the accompanying prospectus supplement.
Unless otherwise specified or the context otherwise requires, references in this pricing supplement to “Swiss francs” or “CHF” are to the lawful currency of Switzerland and references to “dollars” or “$” are to the lawful currency of the United States. The exchange rate between the Swiss franc and the dollar on July 29, 2021 was CHF 0.9062 = $1.00.
The Bank’s and Credit Suisse Group AG’s consolidated financial statements and other consolidated financial information, which are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as “U.S. GAAP.” The Bank’s and Credit Suisse Group AG’s consolidated financial statements are stated in Swiss francs.

USE OF PROCEEDS
The net proceeds from this offering will be approximately $3.735 billion after deducting underwriting discounts and commissions and certain offering expenses. We intend to use the net proceeds for our general corporate purposes, outside Switzerland, unless and to the extent use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland.

RISK FACTORS
Investing in the Notes involves risk, including the risk of loss of a holder’s entire investment in the Notes. Investors should reach their own investment decision with regard to the Notes only after consultation with their own financial and legal advisers about risks associated with an investment in the Notes, and the suitability of investing in the Notes in light of their particular circumstances. Please see the risk factors we describe in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and Credit Suisse AG and the Current Report on Form 6-K dated May 6, 2021 containing the Credit Suisse Financial Report 1Q21 incorporated by reference herein and, in the case of the Floating Rate Notes, the additional risk factors relating to SOFR-linked notes we describe in the accompanying prospectus supplement.
The interest rate on the Floating Rate Notes will be reset quarterly and be determined by reference to the index of the daily secured overnight financing rate provided by the Federal Reserve Bank of New York (the “FRBNY”) or the “SOFR Index.” This section describes certain selected risk factors relating to the Floating Rate Notes as a result of having an interest rate determined by reference to the SOFR Index that are in addition to those described in the accompanying prospectus supplement.
The interest rate on the Floating Rate Notes will be based on Compounded Daily SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.
For each Interest Reset Period, the interest rate on the Floating Rate Notes will be based on Compounded Daily SOFR, which will be determined by reference to the SOFR Index. The SOFR Index measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Reset Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. In addition, the formula for Compounded Daily SOFR as used for the Floating Rate Notes and described under “Description of the Notes — Interest Payments on the Notes” below is not the same as the formula for Compounded Daily SOFR described in the accompanying prospectus supplement. Further, if the SOFR rate in respect of a particular date during the Observation Period (as defined below) for an Interest Reset Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded Daily SOFR used to calculate the interest rate on the Floating Rate Notes during the relevant Interest Reset Period.
The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, very limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the use of the SOFR Index for purposes of calculating Compounded Daily SOFR as used for the Floating Rate Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the Floating Rate Notes.
The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than the SOFR Index, which could adversely affect the value of the Floating Rate Notes.
The interest rate for the Floating Rate Notes will be determined by reference to the SOFR Index. Because the SOFR Index is published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, we have no control over its determination, calculation or publication or availability at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any Interest Reset Period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for that Interest Reset Period has been determined.

As described in “Description of the Notes — Interest Payments on the Notes” below, if the SOFR Index is unavailable at any time at which its value is required to be determined to calculate Compounded Daily SOFR for any Interest Reset Period, Compounded Daily SOFR for such Interest Reset Period and each Interest Reset Period thereafter will have the meaning given to such term and will be determined as described in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes — SOFR Notes” in the accompanying prospectus. In such case, the risks described in the accompanying prospectus, including the risk that the Floating Rate Notes may bear interest by reference to a rate other than SOFR as described under “If SOFR is discontinued, any SOFR-linked notes will bear interest by reference to a different base rate, which could adversely affect the value of such SOFR-linked notes, the return on such SOFR-linked notes and the price at which holders of such SOFR-linked notes can sell such notes; there is no guarantee that any Benchmark Replacement will be a comparable substitute for SOFR,” will apply.

DESCRIPTION OF THE NOTES
The following description of the terms of each tranche of Notes supplements the description of the general terms and provisions of the debt securities set forth under the heading “Description of Notes” in the accompanying prospectus supplement and under the heading “Description of Debt Securities” in the accompanying prospectus, to which description you should refer. Such general terms and provisions as supplemented hereby apply to the relevant tranche of Notes. If there are any differences between this pricing supplement and the accompanying prospectus supplement or prospectus, this pricing supplement will prevail.
General
The Notes of each tranche will be issued under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009 and a third supplemental indenture, dated as of September 9, 2020, in each case between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We refer to such senior indenture, as supplemented by such second supplemental indenture and third supplemental indenture, as the “indenture.” The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.
We may, acting through the Branch and without notice to or the consent of the holders of the relevant tranche of Notes, increase the principal amount of the Fixed Rate Notes or the Floating Rate Notes on the same terms and conditions and with the same CUSIP number as the Fixed Rate Notes or the Floating Rate Notes, respectively, being offered hereby, as more fully described in “— Further Issues” below.
The Notes of each tranche will constitute our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness. The Fixed Rate Notes and the Floating Rate Notes will rank pari passu with each other for all purposes under the indenture.
We may redeem the Notes of the relevant tranche, in whole but not in part, upon the occurrence of certain tax events in relation to such tranche at the principal amount of the Notes being redeemed plus accrued interest, as more fully described under the heading “Description of Debt Securities — Tax Redemption” in the accompanying prospectus. Except as otherwise described herein or therein, we cannot redeem the Notes prior to maturity and the Notes are not callable by us or puttable by you. We may at any time purchase the Notes at any price in the open market, in private transactions or otherwise. Such purchased Notes may, at our discretion, be held, resold or surrendered to the trustee for cancellation. There is no sinking fund for the Notes.
The Notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

The 2023 Fixed Rate Notes are being issued in an aggregate principal amount of $1,400,000,000. The 2026 Fixed Rate Notes are being issued in an aggregate principal amount of $1,750,000,000. The Floating Rate Notes are being issued in an aggregate principal amount of $600,000,000. The 2023 Fixed Rate Notes and the Floating Rate Notes will mature on August 9, 2023 (the “2023 Maturity Date”). The 2026 Fixed Rate Notes will mature on August 7, 2026 (the “2026 Maturity Date” and, together with the 2023 Maturity Date, the “Maturity Date”). Unless previously redeemed as provided herein, the Notes will mature at par. Each tranche of Notes will be issued in the form of one or more fully registered global notes in denominations of $250,000 and integral multiples of $1,000 in excess thereof.
Interest Payments on the Notes
Interest on the Notes will begin to accrue on August 9, 2021. We will pay interest on the 2023 Fixed Rate Notes on February 9 and August 9 of each year beginning on February 9, 2022. We will pay interest on the 2026 Fixed Rate Notes on February 7 and August 7 of each year beginning on February 7, 2022 (short first coupon). We will pay interest on the Floating Rate Notes on February 9, May 9, August 9 and November 9 of each year, as may be adjusted as described below, beginning on November 9, 2021. Each day on which interest on a tranche of Notes is payable is an “Interest Payment Date” for that tranche.
If an Interest Payment Date or the Maturity Date or any redemption date for the Fixed Rate Notes would fall on a day that is not a Business Day, payment of interest or principal otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date or the redemption date, and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date or the redemption date to such next succeeding Business Day.
If an Interest Payment Date (other than the Maturity Date but including any redemption date) or any redemption date for the Floating Rate Notes would fall on a day that is not a Business Day, that Interest Payment Date or redemption date shall be the following day that is a Business Day, and interest shall accrue, and be payable with respect to such payment for the period from the originally-scheduled Interest Payment Date or redemption date to such following Business Day, except that if such next Business Day falls in the next calendar month, the Interest Payment Date or redemption date shall be the immediately preceding day that is a Business Day and interest shall accrue to, and be payable on, such preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of interest or principal shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.
The 2023 Fixed Rate Notes will bear interest at a fixed rate of 0.520% per annum. The 2026 Fixed Rate Notes will bear interest at a fixed rate of 1.250% per annum. Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.
The Floating Rate Notes will bear interest for each Interest Reset Period at a rate per annum equal to Compounded Daily SOFR (as defined below) on the Interest Determination Date (as defined below) for that Interest Reset Period plus 0.380%, all as determined by the calculation agent (as defined below) in the manner described below. Interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in each Interest Reset Period (or any other relevant period) and a 360-day year.
With respect to the Floating Rate Notes, as soon as practicable after the Relevant Time (as defined below) on the Interest Determination Date for each Interest Reset Period, the calculation agent will notify us and, if the trustee is not then serving as the calculation agent, the trustee, of the interest rate for that Interest Reset Period. The interest rate determined by the calculation agent, absent manifest error, shall be binding and conclusive upon us, the beneficial owners and holders of the Floating Rate Notes and the trustee.
Each interest payment on each tranche of Notes shall be payable to holders of record of the Notes of such tranche as they appear on the securities register of the Bank at the close of business on the corresponding record date. The “record date” for a particular tranche of Notes will be, for so long as such Notes are in the form of global certificates, three Business Days prior to the relevant Interest Payment Date and, in the event that any Notes of such tranche are not represented by one or more global certificates, the fifteenth day

(whether or not a Business Day) prior to the relevant Interest Payment Date. Interest payable on the Maturity Date or upon redemption will be paid to the same persons to whom principal of the Notes of such tranche is payable.
Provisions applicable to the Floating Rate Notes
“calculation agent” means The Bank of New York Mellon, or its successor appointed by us, acting as calculation agent.
“Interest Determination Date” means, in respect of any Interest Reset Period, the second U.S Government Securities Business Day prior to the Interest Payment Date on which such Interest Reset Period ends; provided, however, that, in the case of any Interest Reset Period during which any Floating Rate Notes become due and payable on a date other than an Interest Payment Date, in respect of such Floating Rate Notes that become due and payable only, the Interest Determination Date will be the second U.S. Government Securities Business Day prior to such date on which such Floating Rate Notes become due and payable.
“Interest Reset Period” means each period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date; provided, however, that in the case of any Interest Reset Period during which any Floating Rate Notes become due and payable on a date other than an Interest Payment Date, in respect of such Floating Rate Notes that become due and payable only, such Interest Reset Period will end on (but exclude) the relevant date on which such Floating Rate Notes have become due and payable.
“Compounded Daily SOFR” means, with respect to any Interest Reset Period and the Interest Determination Date in relation to such Interest Reset Period, the rate calculated by the calculation agent at 3:00 p.m., New York City time (the “Relevant Time”) on such Interest Determination Date as follows:
where:
“SOFR IndexStart” means the SOFR Index on the second U.S. Government Securities Business Day prior to the first day of the relevant Interest Reset Period;
“SOFR IndexEnd” means the SOFR Index on the Interest Determination Date relating to the relevant Interest Reset Period; and
“d” means the number of calendar days in the relevant Observation Period;
provided, however, that, if the SOFR Index required to determine SOFR IndexStart or SOFR IndexEnd does not appear on the New York Federal Reserve’s Website at the Relevant Time on the relevant U.S. Government Securities Business Day, “Compounded Daily SOFR” for such Interest Reset Period and each Interest Reset Period thereafter will have the meaning given to such term, and will be determined as described, in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes — SOFR Notes” in the accompanying prospectus.
“Observation Period” means, in respect of any Interest Reset Period, the period from, and including, the second U.S. Government Securities Business Day prior to the first day of such Interest Reset Period to, but excluding, the second U.S. Government Securities Business Day prior to the Interest Payment Date on which such Interest Reset Period ends; provided, however, that, in the case of any Observation Period during which any Floating Rate Notes become due and payable on a date other than an Interest Payment Date, in respect of such Floating Rate Notes that become due and payable only, such Observation Period will end on (but exclude) the second U.S. Government Securities Business Day prior to such date on which such Floating Rate Notes become due and payable.
“SOFR Index” means, with respect to any U.S. Government Securities Business Day, the value of the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the New York Federal Reserve’s Website at the Relevant Time on such U.S. Government Securities Business Day.

Event of Default
Consistent with the third supplemental indenture, dated as of September 9, 2020, between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, the first sentence of “Description of Debt Securities — Events of Default” in the accompanying prospectus is amended and restated in its entirety to read as follows:
An event of default with respect to a series of debt securities occurs upon:
•
a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

•
a default in payment of interest when due on any debt security of that series for 30 days;

•
a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

•
certain events of bankruptcy, insolvency or reorganization of the relevant issuer.

Payment of Additional Amounts
All payments of principal and interest in respect of the Notes by the Bank will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland or the United States, any political subdivision thereof or any authority therein or thereof having the power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Bank will pay such additional amounts as may be necessary in order that the net amounts received by holders of the Notes after such withholding or deduction shall equal the amounts that would have been receivable in respect of the Notes in the absence of such withholding or deduction, subject to customary exceptions.
Additional Information about SOFR
SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of the DTC. SOFR is filtered by the FBRNY to remove a portion of the foregoing transactions considered to be “specials”. According to the FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of the Depository Trust & Clearing Corporation.
The FRBNY currently publishes SOFR daily on its website. The FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. Information contained in the publication page for SOFR is not incorporated by reference in, and should not be considered part of, this pricing supplement.
The Bank is not affiliated with the FRBNY. The FRBNY does not sanction, endorse, or recommend any products or services offered by the Bank.
Further Issues
The Bank may from time to time, acting through the Branch and without notice to or the consent of the holders of the relevant tranche of Notes, create and issue further notes having the same terms and ranking pari passu with the Notes of a tranche offered by this pricing supplement in all respects (or having the same terms in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes or the initial interest accrual date thereof). Such further notes will be consolidated and form a single issue with the Notes of the applicable tranche being offered by this pricing supplement and will, except as aforesaid, have the same terms as to status, redemption or otherwise as the Notes of such tranche being offered by this pricing supplement, and payments on such further notes in liquidation will be made pro rata.

UNDERWRITING
Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended by Amendment No. 1 to the Distribution Agreement dated January 11, 2008, incorporated by reference in a terms agreement dated August 2, 2021 (collectively the “Distribution Agreement”), we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the principal amount of the Notes set forth opposite each underwriter’s name:
Underwriter	Principal Amount of the 2023 Fixed Rate Notes	Principal Amount of the 2026 Fixed Rate Notes	Principal Amount of the Floating Rate Notes
Credit Suisse Securities (USA) LLC	$1,330,000,000	$1,662,500,000	$570,000,000
CastleOak Securities, L.P.	14,000,000	17,500,000	6,000,000
Samuel A. Ramirez & Co., Inc.	14,000,000	17,500,000	6,000,000
AmeriVet Securities, Inc.	10,500,000	13,125,000	4,500,000
Drexel Hamilton, LLC	10,500,000	13,125,000	4,500,000
Great Pacific Securities	10,500,000	13,125,000	4,500,000
Mischler Financial Group, Inc.	10,500,000	13,125,000	4,500,000
Total	$1,400,000,000	$1,750,000,000	$600,000,000
The Distribution Agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.
The underwriters propose to offer the Notes initially at the public offering price on the cover page of this pricing supplement and to selling group members at that price less a selling concession of 0.200% per Note. The underwriters and selling group members may allow a discount of 0.125% per Note on sales to other broker/dealers. After the public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.
We estimate that our out-of-pocket expenses for this offering will be $635,000.
It is expected that delivery of the Notes will be made against payment therefor on or about the date specified on the cover of this pricing supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to their date of delivery may be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery should consult their own advisor.

TAXATION
Certain United States Federal Income Tax Considerations
Book/Tax Conformity
The second paragraph under the section headed “Taxation — United States Taxation” on page 59 of the accompanying prospectus supplement is hereby amended by adding the following after the text “certain investment income”: “, or consequences arising under special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code”.
The subheading and corresponding text under “Taxation — United States Taxation — U.S. Holder — Book/Tax Conformity” on page 59 in the accompanying prospectus supplement shall be deleted in its entirety.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Conflicts of Interest
Credit Suisse Securities (USA) LLC, one of the underwriters, is an indirect subsidiary of the Bank, which is the issuer of the Notes and will receive all of the net proceeds of the offering. As a result of this conflict of interest, the offering is being conducted in accordance with the applicable provisions of FINRA Rule 5121. Credit Suisse Securities (USA) LLC will not confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from the holders of those accounts.
In the ordinary course of business, certain of the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees.
None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice, at its sole discretion.
We have agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:
•
Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of Notes in excess of the aggregate principal amount of Notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. However, there is no assurance that the underwriters will engage in stabilization action. These transactions, if commenced, may be discontinued at any time.
Selling Restrictions
The following description of selling restrictions supplements or amends, as applicable, the description set forth under the heading “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, to which description you should refer. Such selling restrictions as supplemented hereby apply to the Notes. If there are any differences between this pricing supplement and the accompanying prospectus supplement or prospectus, this pricing supplement will prevail.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the

“PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Canada
Resale Restrictions
The distribution of the Notes in Canada will be made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of Notes are made. Any resale of the Notes (or any securities issued in an exchange or a conversion of the Notes in accordance with the terms of the Notes) in Canada must be made under applicable securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes (or any securities issued in an exchange or a conversion of the Notes in accordance with the terms of the Notes).
Representations of Canadian Purchasers
By purchasing Notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under applicable Canadian securities law including National Instrument 45-106 — Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

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the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

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where required by law, the purchaser is purchasing as principal and not as agent, and

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the purchaser has reviewed the text above under “Resale Restrictions.”

Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters will be relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and about the eligibility of the Notes for investment by the purchaser under relevant Canadian legislation.
Notice to Prospective Investors in Korea
The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea, and none of the Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”), and will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus nor any other offering or marketing material relating to the Notes (i) constitutes a prospectus as such term is understood pursuant to the FinSA or (ii) has been or will be filed with, or approved by, a Swiss review body pursuant to article 52 of the FinSA. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus nor other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

INCORPORATION BY REFERENCE
We file annual and current reports and other information with the Securities and Exchange Commission. For information on the documents we incorporate by reference in this pricing supplement and the accompanying prospectus supplement and prospectus, we refer you to “Incorporation by Reference” on page S-16 of the accompanying prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.
We incorporate by reference in this pricing supplement the following documents and any future documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this pricing supplement until the offering of the securities is completed, to the extent that the reports expressly state such reports are filed (and not furnished) with the SEC, and we incorporate them (or such portions) by reference in the registration statement of which this pricing supplement forms a part:
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the combined Annual Report on Form 20-F of Credit Suisse Group AG and us for the year ended December 31, 2020 relating to us as described therein; and

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our Current Reports on Form 6-K dated

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April 6, 2021 (except for the media release entitled “Trading Update”);

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April 22, 2021 (containing the Credit Suisse Earnings Release 1Q21);

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April 30, 2021 (containing the media release entitled “Changes to the Board of Directors of Credit Suisse Group”);

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April 30, 2021 (containing the media release entitled “Shareholders approve all proposals put forward at the Annual General Meeting of Credit Suisse Group AG and elect António Horta-Osório as new Chairman of the Board of Directors”);

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May 6, 2021 (containing the Credit Suisse Financial Report 1Q21);

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July 27, 2021 (containing the media release entitled “Credit Suisse Group appoints David Wildermuth as Chief Risk Officer and a member of the Executive Board”);

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July 29, 2021 (containing the Credit Suisse Financial Report 2Q21); and

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July 29, 2021 (containing the media release entitled “Credit Suisse Group publishes the report of the independent external investigation into Archegos Capital Management” and the report entitled “Credit Suisse Group Special Committee of the Board of Directors Report on Archegos Capital Management”).

 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-238458-02
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 18, 2020
Credit Suisse AG
Senior Medium-Term Notes
Subordinated Medium-Term Notes

We may offer from time to time our medium-term notes, which may be senior or subordinated (collectively, the “notes”), directly or through any one of our branches.
The notes will bear interest, if any, at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.
The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.
The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.
Investing in the notes may involve risks. See the risk factors we describe on page S-1 of this prospectus supplement, “Foreign Currency Risks” on page 44 of the accompanying prospectus, the risk factors we describe in the most recent combined Annual Report of Credit Suisse Group AG and Credit Suisse AG (“Credit Suisse”), as filed by us on Form 20-F and incorporated by reference herein, including the risk factor relating to Swiss resolution proceedings and the impact on our creditors, and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, that are incorporated by reference herein.
Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. Unless otherwise provided in the applicable pricing supplement, we will receive between 99.875% and 99.250% of the proceeds from the sale of the senior notes and between 99.500% and 99.125% of the proceeds from the sale of the subordinated notes, after paying the distributors’ commissions or discounts of between 0.125% and 0.750% for senior notes and between 0.500% and 0.875% for subordinated notes; provided that, commissions with respect to notes with a stated maturity of more than thirty years from the date of issue will be negotiated at the time of sale.
These notes may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse AG. Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”
Neither the SEC nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable pricing supplement, the notes will not have the benefit of any agency or governmental guarantee.

Credit Suisse
The date of this prospectus supplement is June 18, 2020.

RISK FACTORS
The interest rate on the notes may be determined by reference to the daily secured overnight financing rate (“SOFR” and such notes, “SOFR-linked notes”) provided by the Federal Reserve Bank of New York (the “FRBNY”). This section describes certain selected risk factors relating to the SOFR-linked notes as a result of having an interest rate determined by reference to SOFR. You should carefully consider the following discussion of risks before investing in SOFR-linked notes.
SOFR-linked notes will have an interest rate determined by reference to SOFR, a relatively new market index, and the market continues to develop in relation to SOFR as a reference rate.
The interest rate for SOFR-linked notes will be determined by reference to SOFR. Because SOFR is published by the FRBNY, as the administrator of SOFR, based on data received from other sources, we have no control over its determination, calculation or publication. The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider the interests of holders of SOFR-linked notes in doing so. The FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator of SOFR may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on SOFR-linked notes will apply). There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in SOFR-linked notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on any SOFR-linked notes, which may adversely affect the trading prices of such SOFR-linked notes. If the rate at which interest accrues on any SOFR-linked notes for any interest reset period declines to zero or becomes negative, no interest will be payable on such SOFR-linked notes on the interest payment date for such interest reset period. The administrator of SOFR has no obligation to consider the interests of holders of SOFR-linked notes in calculating, adjusting, converting, revising or discontinuing SOFR.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative secured overnight financing rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Potential investors in SOFR-linked notes should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of any SOFR-linked notes may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of SOFR-linked notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.
Any failure of SOFR to gain market acceptance could adversely affect SOFR-linked notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for SOFR-linked notes may never develop or may not be very liquid if developed. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of SOFR-linked notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used in debt securities that are similar or comparable to any SOFR-linked notes, the trading price of such SOFR-linked notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in SOFR-linked notes may not be able to sell their SOFR-linked notes at all or may not be able to sell their SOFR-linked notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and there is no guarantee that SOFR is a comparable substitute for U.S. dollar LIBOR.
In June 2017, the FRBNY’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR is fundamentally different from U.S. dollar LIBOR for two key reasons. First, SOFR is a secured rate, while U.S. dollar LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while U.S. dollar LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates.
Unless otherwise specified in the applicable pricing supplement, the interest rate on SOFR-linked notes will be based on Compounded Daily SOFR, which is relatively new in the marketplace.
For each interest reset period, the interest rate on SOFR-linked notes will be based on Compounded Daily SOFR (as defined in the accompanying prospectus), not the SOFR rate published on or in respect of a particular date during such interest reset period or an average of SOFR rates during such interest reset period. For this and other reasons, the interest rate on SOFR-linked notes during any interest reset period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period (as defined in the accompanying prospectus) for an interest reset period in relation to any SOFR-linked notes is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on such SOFR-linked notes on the interest payment date for such interest reset period.
In addition, very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded Daily SOFR may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of any SOFR-linked notes.
The amount of interest payable with respect to each interest reset period will be determined near the end of the interest reset period for the SOFR-linked notes.
The interest rate with respect to any interest reset period will only be capable of being determined near the end of the relevant interest reset period in relation to any SOFR-linked notes. Consequently, it may be difficult for investors in SOFR-linked notes to estimate reliably the amount of interest that will be payable on such SOFR-linked notes. In addition, some investors may be unwilling or unable to trade SOFR-linked notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR-linked notes.
If SOFR is discontinued, any SOFR-linked notes will bear interest by reference to a different base rate, which could adversely affect the value of such SOFR-linked notes, the return on such SOFR-linked notes and the price at which holders of such SOFR-linked notes can sell such notes; there is no guarantee that any Benchmark Replacement will be a comparable substitute for SOFR.
If we or the Benchmark Replacement Agent (as defined in the accompanying prospectus) (if any) determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the accompanying prospectus) have occurred in respect of SOFR, then the interest rate on SOFR-linked notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR (a “Benchmark Replacement”), plus a spread adjustment (the “Benchmark Replacement Adjustment”), as further described under “Description of Debt Securities” in the accompanying prospectus.
If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined in the accompanying prospectus) (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. or (iii) in certain circumstances, us or the Benchmark Replacement Agent (if any). In addition, if we or the Benchmark Replacement Agent (if any) determine that (A) changes to the definitions of business day, Compounded Daily SOFR, day count fraction, interest determination date, interest payment date, interest reset period, Observation Period, SOFR Reference Rate (as defined in the accompanying prospectus) or U.S. Government Securities Business Day (as defined in the accompanying prospectus) or (B) any other technical changes to any other provision of the terms of the SOFR-linked notes described in this prospectus supplement or in the accompanying prospectus or the applicable pricing supplement are necessary in order to implement the Benchmark Replacement, the terms of SOFR-linked notes expressly authorize us to amend such definitions and other provisions without the consent or approval of the holders of SOFR-linked notes. The determination of a Benchmark Replacement, the calculation of the interest rate on the relevant SOFR-linked notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any amendments to the provisions of the terms of the SOFR-linked notes described in this prospectus supplement or in the accompanying prospectus or the applicable pricing supplement determined by us or the Benchmark Replacement Agent, as the case may be, to be necessary in order to implement the Benchmark Replacement and any other determinations, decisions or elections that may be made under the terms of SOFR-linked notes in connection with a Benchmark Transition Event could adversely affect the value of such notes, the return on such notes and the price at which the holder thereof can sell such notes.
Any determination, decision or election described above will be made in the sole discretion of us or the Benchmark Replacement Agent (if any). Any exercise of such discretion by us may present us with a conflict of interest. In addition, if an affiliate of us is appointed as the Benchmark Replacement Agent, any exercise of such discretion may present us or such affiliate with a conflict of interest.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement will not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the relevant SOFR-linked notes, the return on such notes and the price at which holders thereof can sell such notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the relevant SOFR-linked notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider the interests of holders of SOFR-linked notes in doing so.

DESCRIPTION OF NOTES
General
The notes will be direct and unsecured, senior or subordinated, obligations of Credit Suisse. At our option, we may issue senior notes or subordinated notes. We will issue the senior notes under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the “senior indenture”), and we will issue the subordinated notes under a subordinated indenture, dated as of March 29, 2007, as supplemented by a sixth supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the “subordinated indenture,” and together with the senior indenture, the “indentures”). The indentures may be further amended or supplemented from time to time. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities, the senior debt securities or the subordinated debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.
The following summaries of certain provisions of the indentures do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable indenture, including the definitions in the applicable indenture of certain terms.
The senior notes will constitute a single series of senior notes under the senior indenture. The subordinated notes will constitute a single series of subordinated notes under the subordinated indenture. The indentures do not limit the amount of senior notes, subordinated notes or other debt securities that we may issue under the indentures.
We will use the accompanying prospectus, this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.
The pricing supplement relating to a note will describe the following terms:
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the branch, if any, through which we are issuing the note;

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the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

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if the note bears interest, whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

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if the note is a fixed rate note, the interest rate and interest payment dates;

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if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any, the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

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whether the note is senior or subordinated and, if not specified, the note will be senior;

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the issue price;

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the issue date;

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the maturity date, if any, and whether we can extend the maturity of the note;

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if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

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if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

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if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

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if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

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if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

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whether the note is an original issue discount note (as defined in the accompanying prospectus);

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whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under “Description of Debt Securities — Redemption at the Option of the Relevant Issuer” and “Description of Debt Securities — Repayment at the Option of the Holders; Repurchase” in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of an original issue discount note, the information necessary to determine the amount due upon redemption or repayment;

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whether we may be required to pay “additional amounts” in respect of payments on the note as described under “Description of Debt Securities — Payment of Additional Amounts” in the accompanying prospectus and whether the note may be redeemed at our option as described under “Description of Debt Securities — Tax Redemption” in the accompanying prospectus;

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any relevant tax consequences associated with the terms of the note that have not been described under “Taxation” in the accompanying prospectus; and

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any other terms not inconsistent with the provisions of the applicable indenture.

Subject to the additional restrictions described under “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.
We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” in the accompanying prospectus.
Interest and Interest Rates
Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:
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a fixed rate specified in the applicable pricing supplement; or

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a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

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a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest reset period; and

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a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest reset period.

A fixed rate or floating rate may be contingent if specified in the applicable pricing supplement. In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application.

Unless otherwise specified in the applicable pricing supplement for a fixed rate note, in the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. Credit Suisse will not pay any additional interest as a result of the delay in payment.
Unless otherwise specified in the applicable pricing supplement for a floating rate note, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue to, and be payable on, such following business day, except that if the interest rate basis is the London interbank offered rate or SOFR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.
Unless otherwise specified in the applicable pricing supplement for a floating rate note, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.
Subordination
Unless otherwise specified in the applicable pricing supplement, the subordinated notes will be direct, unconditional, unsecured and subordinated obligations of Credit Suisse. In the event of any dissolution, liquidation or winding-up of Credit Suisse, in bankruptcy or otherwise, the payment of principal and interest on the subordinated notes will be subordinated to the prior payment in full of all of Credit Suisse’s present and future unsubordinated creditors but not further or otherwise.
Credit Suisse may not create or permit to exist any pledge or other security interest over Credit Suisse’s assets to secure Credit Suisse’s obligations in respect of any subordinated notes.
Subject to applicable law, no holder of subordinated notes shall be entitled to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Credit Suisse (including by the branch through which it has issued the subordinated notes, if applicable), arising under or in connection with a tranche of subordinated notes and each holder shall, by virtue of being a holder of such notes, be deemed to have waived all such rights of set-off, compensation or retention.
Currency Indemnity
If the notes are denominated in U.S. dollars, the U.S. dollar will be the sole currency of account and payment for all sums payable by Credit Suisse under or in connection with such notes, including damages. Any amount received or recovered in a currency other than the U.S. dollar by any holder in respect of any sum expressed to be due to it from Credit Suisse shall only constitute a discharge to Credit Suisse to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any such note, Credit Suisse shall indemnify it against any resulting loss sustained by the recipient. In any event, Credit Suisse shall indemnify the recipient against the cost of making any such purchase. For the purposes of this condition, it will be sufficient for a holder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from Credit Suisse’s other obligations, shall be subordinated to the claims of Credit Suisse’s unsubordinated creditors to the same extent as the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of the notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the notes or any other judgment or order.

Governing Law
The notes and the indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of the subordinated indenture and notes, the subordination provisions thereof, which will be governed by Swiss law.
Other Provisions; Addenda
Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under “Other Provisions” on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.
Book-Entry, Delivery and Form
We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption “Description of Debt Securities — Book-Entry System,” beneficial interests in global notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.
Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global notes through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
For a further description of procedures regarding beneficial interests in global notes represented through book-entry accounts, we refer you to “Description of Debt Securities — Book-Entry System” in the accompanying prospectus.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Under the terms of a distribution agreement for senior notes dated May 7, 2007, as amended by Amendment No. 1 dated January 11, 2008, and a distribution agreement for subordinated notes dated March 25, 2009 (together, the “distribution agreements”), we are offering the applicable notes on a continuing basis through the distributors party thereto, including Credit Suisse Securities (USA) LLC, which we refer to as the distributors, which have agreed to use their reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the distributors with respect to a particular note, we will pay the relevant distributors a commission or discount ranging from 0.125% to 0.750% of the principal amount of each senior note and a commission or discount ranging from 0.500% to 0.875% of the principal amount of each subordinated note, depending on its maturity, sold through the relevant distributors. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The relevant distributors shall have the right, in their sole discretion, to reject any offer to purchase notes received by them, in whole or in part, that they reasonably consider to be unacceptable.
We also may sell notes to one or more distributors, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the relevant distributors and specified in the applicable pricing supplement. The relevant distributors may offer the notes they have purchased as principals to other dealers. The relevant distributors may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the relevant distributors from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the relevant distributors as principals will be purchased by the relevant distributors at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the relevant distributors to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.
We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly. We may also sell notes to one or more banks, acting as agents for their customers, in jurisdictions where we are permitted to do so. Unless otherwise indicated in the applicable pricing supplement, any note sold to a bank as agent for its customer will be sold at a price equal to 100% of the principal amount and we, or one of our affiliates, will pay such bank a commission equal to the commission applicable to a sale of a note of identical maturity through the distributors.
We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the senior or subordinated notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through the distributors pursuant to the distribution agreements.
We reserve the right to withdraw, cancel or modify the offer made hereby without notice.
Each purchaser of a note will arrange for payment as instructed by the distributors. The distributors are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.
We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees will be approximately $600,000.
The distributors, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the distributors against liabilities under the Securities Act, or contribute to payments that the distributors may be required to make in that respect. We have also agreed to reimburse the distributors for certain expenses.
No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United

States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA) LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.
Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market- making activities at any time without notice, at its sole discretion.
Conflicts of Interest
Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is a distributor for offers and sales of the notes and any offering of notes in which it participates will be conducted in accordance with the applicable provisions of FINRA Rule 5121. No broker-dealer will confirm initial sales to any accounts over which it exercises discretionary authority without first receiving a written consent from the holders of those accounts. We refer you to “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” in the accompanying prospectus.
In the ordinary course of business, certain of the distributors and their affiliates have provided and may in the future provide financial advisory, investment banking and general financing and banking services and other transactions for us and our affiliates for customary fees.
None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion.
We have agreed to indemnify the distributors against liabilities under the Securities Act, or contribute to payments that the distributors may be required to make in that respect.
In connection with the offering, the distributors may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•
Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of notes the distributors are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. However, there is no assurance that the distributors will engage in stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant tranche of notes is made and, if commenced, may be discontinued at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant tranche of notes and 60 days after the date of the allotment of the relevant tranche of notes.

No action has been or will be taken by us or the distributors that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreements.
Concurrently with the offering of the notes through the distributors as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.
Selling Restrictions
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), each underwriter, agent or dealer will represent, warrant and agree that it has not made and it will not make an offer of notes that are the subject of the offering contemplated by this prospectus supplement as completed by the applicable pricing supplement in relation thereto to the public in that Relevant State except that it may make an offer of such notes to the public in that Relevant State:
i.
if the final terms in relation to the notes specify that an offer of those notes may be made other than pursuant to Article 1(4) of the Prospectus Regulation in that Relevant State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Regulation, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the relevant issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

ii.
at any time to any legal entity that is a qualified investor as defined in the Prospectus Regulation;

iii.
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the relevant underwriters, agents or dealers nominated by the relevant issuer for any such offer; or

iv.
at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes referred to in (b) to (d) above shall require the relevant issuer or any underwriter, agent or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision:
i.
the expression an “offer to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and

ii.
the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This restriction is in addition to any other selling restrictions set out below.
In addition, each underwriter, agent or dealer will represent, warrant and agree as set forth below:

Switzerland
i.
the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018 (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

ii.
neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to any notes (A) constitutes a prospectus as such term is understood pursuant to the FinSA or (B) has been or will be filed with or approved by a review body pursuant to article 52 of the FinSA;

iii.
neither this prospectus supplement nor the accompanying prospectus nor other offering or marketing material relating to any notes may be publicly distributed or otherwise made publicly available in Switzerland; and

iv.
notes with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance of November 6, 2019 may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document (Basisinformationsblatt) pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been prepared in relation to such notes.

The notes do not constitute participations in a collective investment scheme within the meaning of the Swiss Federal Act on Collective Investment Schemes of June 23, 2006 (as amended, the “CISA”). Therefore, the notes are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and investors in the notes will not benefit from protection under the CISA or supervision by FINMA.
France
Neither this prospectus supplement (including any amendment, supplement or replacement thereto) nor any of the offering material relating to the offering of the notes has been submitted to the clearance procedures or approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the French Autorité des marchés financiers and to the relevant issuer and it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not released, issued, distributed or caused to be released, issued or distributed and will not release, issue, distribute or cause to be released, issued or distributed, to the public in France this prospectus supplement or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France:
i.
to qualified investors (investisseurs qualifiés), other than individuals, and/or to a restricted circle of investors (cercle restreint d’investisseurs), other than individuals, in each case investing for their own account, all as defined in, and in accordance with articles L. 411-2, D. 411-1, D. 411-4, D. 734-1, D. 744- 1, D. 754.1 and D. 764-1 of the French Code monétaire et financier;

ii.
to investment services providers authorized to engage in portfolio management on behalf of third parties (personnes fournissant le service de gestion de portefeuille pour compte de tiers); or

iii.
in a transaction that, in accordance with article L. 411- 2-I or I bis of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés Financiers, does not constitute a public offer.

The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.
United Kingdom
In relation to any notes that have a maturity of less than one year, (i) each underwriter, agent or dealer is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by Credit Suisse.
Each underwriter, agent or dealer has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Credit Suisse.
Each underwriter, agent or dealer has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.
This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “Financial Instruments and Exchange Act”). Each underwriter, agent or dealer has represented and agreed that it has not offered or sold, and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Hong Kong
No underwriter, agent or dealer has offered or sold nor will any underwriter, agent or dealer offer or sell in Hong Kong, by means of any document, any notes (except for notes that are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder, or (ii) in circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or (iii) in other circumstances that do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Each underwriter, agent or dealer represents, warrants and agrees that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, and will not circulate or distribute, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:
i.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

ii.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in section 2(1) of the SFA) or securities — based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

1)
to an institutional investor (as defined in Section 275(2) of the SFA) or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2)
where no consideration is or will be given for the transfer;

3)
where the transfer is by operation of law;

4)
as specified in Section 276(7) of the SFA; or

5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or a provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Singapore SFA Product Classification. In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, Credit Suisse AG has determined, and hereby notifies all persons (including all persons (as defined in Section 309A(1) of the SFA)), that the notes are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and the MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
People’s Republic of China
Neither it nor any of its affiliates has offered, sold or delivered or will offer, sell or deliver any of the notes (or beneficial interest therein) to any person for reoffering or resale, or redelivery, in any such case, directly or indirectly, in the People’s Republic of China (for such purposes, not including Hong Kong, Macau Special Administrative Region and Taiwan, the “PRC”) or to residents of the PRC in contravention of any applicable laws.

Korea
The notes have not been and will not be registered for public offering under the Financial Investment Services and Capital Markets Act of Korea (“FSCMA”). Accordingly, each underwriter, agent or dealer has represented and agreed that (i) the notes shall not be offered to 50 or more residents in Korea (as defined in the Foreign Exchange Transactions Law of Korea (“FETL”) and its Enforcement Decree), and (ii) the number of notes (where, for this purpose, the minimum specified denomination of the notes shall constitute one note) offered in Korea or to a resident in Korea shall be less than 50. Furthermore, the notes shall not be divided or redenominated within one year from the issuance of the notes. Except for the notes offered in Korea or to a resident in Korea in accordance with the aforementioned restriction, none of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea within 1 year from the issuance of the notes, except pursuant to the applicable laws and regulations of Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the Australian securities exchange operated by ASX Limited (“ASX Limited”).
Each underwriter and agent, severally and not jointly, represents and agrees that (unless a prospectus supplement or pricing supplement otherwise provides) it:
i.
has not offered, and will not offer for issue or sale and has not invited, and will not invite applications for issue, or offers to purchase, the notes in Australia (including an offer or invitation that is received by a person in Australia); and

ii.
has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive prospectus, supplement, advertisement or any other offering material relating to the notes in Australia, unless:
1)
the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies but, in either case, disregarding moneys lent by the offeror or its associates);

2)
the offer or invitation otherwise does not require disclosure to investors under Parts 6D.2 or 7.9 of the Corporations Act;

3)
the offer does not constitute an offer to a “retail client” for the purposes of section 761G of the Corporations Act;

4)
such action complies with all applicable laws, regulations and directives (including, without limitation, the licensing requirements of Chapter 7 of the Corporations Act); and

5)
such action does not require any document to be lodged with ASIC or ASX or any other authority.

Section 708(19) of the Corporations Act provides that an offer of debentures for issue or sale does not need disclosure to investors under Part 6D.2 of the Corporations Act if the issuer is an Australian ADI (as defined in the Corporations Act). As at the date of this prospectus supplement Credit Suisse is an Australian ADI.
In addition, in the event that an Australian branch of Credit Suisse (the “Australian Issuer”) issues notes (the “Australian notes”), each underwriter may be required to agree to offer the Australian notes in a particular manner in order to allow payments of interest, or amounts in the nature of interest, on the

Australian notes to be exempt from Australian interest withholding tax (“IWT”) under section 128F of the Income Tax Assessment Act of 1936 (“36 Act”) of Australia (“Public Offer Test”) and to give certain representations and warranties in favor of the issuer in this regard. Certain “associates” (within the meaning of section 128F(9) of the 36 Act) of the Australian Issuer should not purchase Australian notes as, not only would the Public Offer Test not provide an exemption from IWT for those associates, but it could also result in the entire issue failing the Public Offer Test such that no holder of Australian notes qualifies for an IWT exemption under the Public Offer Test.
Canada
No underwriter, agent or dealer has offered or sold nor will any underwriter, agent or dealer offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of the notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver this prospectus supplement or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada.
Mexico
The notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the “CNBV”), and may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to the exemptions set forth under the Mexican Securities Market Law (Ley del Mercado de Valores). The information relating to the notes contained in this prospectus supplement or any accompanying prospectus or pricing supplement is exclusively the responsibility of Credit Suisse and has not been filed, reviewed or authorized by the CNBV. In making an investment decision, all investors, including any Mexican investors who may acquire notes from time to time, must rely on their own review and examination of the information contained in this prospectus supplement and any accompanying prospectus or pricing supplement.
Guernsey
The notes may not be offered or sold to or be held by any person resident for the purposes of the Income Tax (Guernsey) Law 1975 in the Islands of Guernsey, Alderney or Herm, Channel Islands.

INCORPORATION BY REFERENCE
We file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find More Information” on page 2 of the accompanying prospectus.
We incorporate by reference in this prospectus supplement our Current Reports on Form 6-K dated February 3, 2020 (containing the Media Release entitled “Change to the Board of Directors”), February 7, 2020 (containing the Media Release entitled “Changes to the Executive Board”), February 13, 2020 (containing the Credit Suisse Earnings Release 4Q19), March 19, 2020 (containing the Media Release entitled “Trading Update” filed with the SEC), March 25, 2020 (containing the Media Release entitled “Credit Suisse publishes its Annual Report 2019 and agenda for the Annual General Meeting of Shareholders on April 30, 2020”), April 9, 2020 (containing the Media Release entitled “Board of Directors publishes adjusted dividend proposal for the 2020 Annual General Meeting”), April 23, 2020 (containing the Credit Suisse Earnings Release 1Q20), April 30, 2020 (containing the Media Release entitled “Annual General Meeting of Credit Suisse Group AG: Shareholders approve all proposals put forward by Board of Directors”) and May 7, 2020 (containing the Credit Suisse Financial Report 1Q20), and the combined Annual Report on Form 20-F of Credit Suisse Group AG and us for the year ended December 31, 2019, as filed by us, in each case to the extent that such report expressly states that such report is incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part. In addition, we incorporate by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the notes under this prospectus supplement is completed.

PROSPECTUS
$80,000,000,000
Credit Suisse Group AG
Debt Securities
Warrants
Guarantees
Credit Suisse AG
Debt Securities
Warrants
Guarantees
Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group AG (Credit Suisse Group) or Credit Suisse AG (Credit Suisse) (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.
In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell warrants or warrants in the form of subscription rights to purchase equity securities (in the case of Credit Suisse Group only) or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.
Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in “Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)” and “Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA).” The obligations of Credit Suisse Group under its guarantee of these securities is subordinated as described in this prospectus.
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
Unless we state otherwise in a prospectus supplement, we will not list any of these securities on a securities exchange.
These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse Group and Credit Suisse. Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.” The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.
Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The debt securities of Credit Suisse Group and Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the debt securities will not have the benefit of any agency or governmental guarantee.
Credit Suisse Group’s registered shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.” The last reported sale price of Credit Suisse Group’s shares on June 12, 2020 was CHF 9.452 and the last reported sale price of Credit Suisse Group’s American depositary shares on June 12, 2020 was USD 9.97.
Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.
The date of this prospectus is June 18, 2020.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Unless the context otherwise requires and except as otherwise indicated:
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except as described below, in this prospectus, the terms “we,” “our,” and “us” refer to Credit Suisse Group and its consolidated subsidiaries;

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in the sections of this prospectus titled “Description of Debt Securities,” “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” and “Foreign Currency Risks, “the terms “we,” “our,” and “us” refer to each of Credit Suisse Group and Credit Suisse, as applicable, as issuer of the debt securities;

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in the section of this prospectus entitled “Description of Warrants,” the terms “we,” “our,” and “us” refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in that section; and

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in the section of this prospectus entitled “Description of Shares,” the terms “we,” “our” and “us” refer to Credit Suisse Group, as issuer of the securities described in that section.

Credit Suisse Group’s and Credit Suisse’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group’s and Credit Suisse’s financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to “CHF,” we mean Swiss francs. When we refer to “USD” or “$,” we mean U.S. dollars. On June 2, 2020, the Swiss franc to U.S. dollar exchange rate was 0.9522 Swiss francs = 1 U.S. dollar.
As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group’s consolidated financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
Credit Suisse Group is a holding company for financial services companies that is domiciled in Switzerland and Credit Suisse is a bank domiciled in Switzerland. Many of their directors and executive officers, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers resident outside of the United States or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to Credit Suisse Group and Credit Suisse that, due to the lack of reciprocal legislation between Switzerland and the United States, it may be difficult for you to enforce in Switzerland against Credit Suisse Group or Credit Suisse (or any of their respective directors or executive officers resident in Switzerland) judgments obtained in U.S. courts. In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse Group and Credit Suisse file periodic reports and other information with the SEC. Copies of the documents filed by Credit Suisse Group or Credit Suisse with the SEC may be obtained either on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, or on the website of Credit Suisse Group or Credit Suisse at https://www.credit-suisse.com/corporate/en/investor-relations/financial-and-regulatory-disclosures/sec-filings.html.
The SEC allows Credit Suisse Group and Credit Suisse to “incorporate by reference” the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.
Credit Suisse Group and Credit Suisse filed their combined Annual Report on Form 20-F for the financial year ended December 31, 2019 (the “2019 20-F”) with the SEC on March 30, 2020. Credit Suisse Group and Credit Suisse are incorporating the 2019 20-F by reference into this prospectus. Credit Suisse Group and Credit Suisse further incorporate by reference their Current Reports on Form 6-K dated February 3, 2020 (containing the Media Release entitled “Change to the Board of Directors”), February 7, 2020 (containing the Media Release entitled “Changes to the Executive Board”), February 13, 2020 (containing the Credit Suisse Earnings Release 4Q19), March 19, 2020 (containing the Media Release entitled “Trading Update” filed with the SEC), March 25, 2020 (containing the Media Release entitled “Credit Suisse publishes its Annual Report 2019 and agenda for the Annual General Meeting of Shareholders on April 30, 2020”), April 9, 2020 (containing the Media Release entitled “Board of Directors publishes adjusted dividend proposal for the 2020 Annual General Meeting”), April 23, 2020 (containing the Credit Suisse Earnings Release 1Q20), April 30, 2020 (containing the Media Release entitled “Annual General Meeting of Credit Suisse Group AG: Shareholders approve all proposals put forward by Board of Directors”) and May 7, 2020 (containing the Credit Suisse Financial Report 1Q20), in each case to the extent that such report expressly states that such report is incorporated by reference into the registration statement of which this prospectus forms a part.
In addition, Credit Suisse Group and Credit Suisse incorporate by reference into the registration statement of which this prospectus forms a part all documents that Credit Suisse Group and Credit Suisse file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, only to the extent designated therein, any Current Reports on Form 6-K of Credit Suisse Group and Credit Suisse filed with, but not furnished to, the SEC by Credit Suisse Group and Credit Suisse after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offering of the securities made by this prospectus.
We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group or Credit Suisse at their principal executive offices at the following address:
Credit Suisse Group AG Paradeplatz 8, 8001 Zurich, Switzerland Attention: Investor Relations +41 44 333 1111	Credit Suisse AG Paradeplatz 8, 8001 Zurich, Switzerland Attention: Investor Relations +41 44 333 1111
Internet: https://www.credit-suisse.com/about-us/en/investor-relations.html
We are not incorporating the contents of our website or any apps into this prospectus.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus contain statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:
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our plans, targets or goals;

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our future economic performance or prospects;

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the potential effect on our future performance of certain contingencies; and

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assumptions underlying any such statements.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements, except as may be required by applicable securities laws.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, targets, goals, estimates and intentions expressed in such forward-looking statements. These factors include:
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the ability to maintain sufficient liquidity and access capital markets;

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market volatility and interest rate fluctuations and developments affecting interest rate levels, including the persistence of a low or negative interest rate environment;

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the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of negative impacts of COVID-19 on the global economy and financial markets and the risk of continued slow economic recovery or downturn in the EU, the U.S. or other developed countries or in emerging markets in 2020 and beyond;

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the emergence of widespread health emergencies, infectious diseases or pandemics, such as COVID-19, and the actions that may be taken by governmental authorities to contain the outbreak or to counter its impact on our business;

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potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease and the duration of the COVID-19 outbreak, including potential material adverse effects on our business, financial condition and results of operations;

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the direct and indirect impacts of deterioration or slow recovery in residential and commercial real estate markets;

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adverse rating actions by credit rating agencies in respect of us, sovereign issuers, structured credit products or other credit-related exposures;

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the ability to achieve our strategic goals, including those related to our targets, ambitions and financial goals;

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the ability of counterparties to meet their obligations to us and the adequacy of our allowance for credit losses;

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the effects of, and changes in, fiscal, monetary, exchange rate, trade and tax policies, as well as currency fluctuations;

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political,social and environmental developments, including war, civil unrest or terrorist activity and climate change;

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the ability to appropriately address social, environmental and sustainability concerns that may arise from our business activities;

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the effects of, and the uncertainty arising from, the UK’s withdrawal from the EU;

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the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

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operational factors such as systems failure, human error, or the failure to implement procedures properly;

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the risk of cyberattacks, information or security breaches or technology failures on our business or operations;

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the adverse resolution of litigation, regulatory proceedings and other contingencies;

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actions taken by regulators with respect to our business and practices and possible resulting changes to our business organization practices and policies in countries in which we conduct our operations;

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the effects of changes in laws, regulations or accounting or tax standards, policies or practices in countries in which we conduct our operations;

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the expected discontinuation of LIBOR and other interbank offered rates and the transition to alternative reference rates;

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the potential effects of changes in our legal entity structure;

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competition or changes in our competitive position in geographic and business areas in which we conduct our operations;

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the ability to retain and recruit qualified personnel;

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the ability to maintain our reputation and promote our brand;

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the ability to increase market share and control expenses;

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technological changes instituted by us, our counterparties or competitors;

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the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

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acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets; and

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other unforeseen or unexpected events and our success at managing these and the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in the 2019 20-F, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group’s and Credit Suisse’s Current Reports on Form 6-K filed with the SEC; and any risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS
Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group or Credit Suisse for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless and to the extent Swiss tax laws allow usage in Switzerland without triggering Swiss withholding tax on interest payments on debt instruments.
None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

CAPITALIZATION AND INDEBTEDNESS
The tables below show the consolidated capitalization and indebtedness of Credit Suisse Group and Credit Suisse as of December 31, 2019 and Credit Suisse Group as of March 31, 2020. You should read these tables along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.
	As of December 31, 2019
	Credit Suisse Group	Credit Suisse
	(in CHF millions)
Debt:
Short-term borrowings	28,385	28,869
Long-term debt	152,005	151,000
All other liabilities	563,191	563,828
Total Liabilities	743,581	743,696
Equity:
Shareholders’ Equity
Common shares	102	4,400
Additional paid-in capital	34,661	45,774
Retained earnings	30,634	13,492
Treasury shares, at cost	(1,484)	—
Accumulated other comprehensive income/(loss)	(20,269)	(17,546)
Total shareholders’ equity	43,644	46,120
Noncontrolling interests	70	643
Total Equity	43,714	46,763
Total capitalization and indebtedness	787,295	790,459
As of March 31, 2020 Credit Suisse Group
(in CHF millions)
Debt:
Short-term borrowings	27,929
Long-term debt	144,923
All other liabilities	610,541
Total liabilities	783,393
Equity:
Shareholders’ Equity:
Common shares	102
Additional paid-in capital	34,891
Retained earnings	31,816
Treasury shares, at cost	(1,882)
Accumulated other comprehensive income/(loss)	(16,252)
Total shareholders’ equity	48,675
Noncontrolling interests	98
Total Equity	48,773
Total capitalization and indebtedness	832,166

CREDIT SUISSE GROUP
Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SIX Swiss Exchange and, in the form of American depositary shares, on the New York Stock Exchange. Credit Suisse Group’s registered head office is located at Paradeplatz 8, 8001 Zurich, Switzerland, and its telephone number is +41 44 333 1111.
Our strategy builds on our core strengths: our position as a leading global wealth manager, our specialist investment banking capabilities and our strong presence in our home market of Switzerland. We seek to follow a balanced approach with our wealth management activities, aiming to capitalize on both the large pool of wealth within mature markets as well as the significant growth in wealth in Asia Pacific and other emerging markets. Founded in 1856, we today have a global reach with operations in about 50 countries and, as at March 31, 2020, have 48,500 employees from over 150 different nations. Our broad footprint helps us to generate a more geographically balanced stream of revenues and net new assets and allows us to capture growth opportunities around the world. We serve our clients through three regionally focused divisions: Swiss Universal Bank, International Wealth Management and Asia Pacific. These regional businesses are supported by two other divisions specializing in investment banking capabilities: Global Markets and Investment Banking & Capital Markets. Our business divisions cooperate closely to provide holistic financial solutions, including innovative products and specially tailored advice.
Swiss Universal Bank.   The Swiss Universal Bank division offers comprehensive advice and a wide range of financial solutions to private, corporate and institutional clients primarily domiciled in our home market of Switzerland, which offers attractive growth opportunities and where we can build on a strong market position across our key businesses. Our Private Clients business has a leading franchise in our Swiss home market and serves ultra-high-net-worth individual, high-net-worth individual, affluent and retail clients. Our Corporate & Institutional Clients business serves large corporate clients, small and medium-sized enterprises, institutional clients, external asset managers, financial institutions and commodity traders.
International Wealth Management.   The International Wealth Management division through its Private Banking business offers comprehensive advisory services and tailored investment and financing solutions to wealthy private clients and external asset managers in Europe, the Middle East, Africa and Latin America, utilizing comprehensive access to the broad spectrum of our global resources and capabilities as well as a wide range of proprietary and third-party products and services. Our Asset Management business offers investment solutions and services globally to a broad range of clients, including pension funds, governments, foundations and endowments, corporations and individuals.
Asia Pacific.   In the Asia Pacific division, our wealth management, financing and underwriting and advisory teams work closely together to deliver integrated advisory services and solutions to our target ultra-high-net-worth, entrepreneur and corporate clients. Our Wealth Management & Connected business combines our activities in wealth management with our financing, underwriting and advisory activities. Our Markets business, which provides a broad range of services through our equities and fixed income sales and trading businesses, also supports our wealth management activities and deals extensively with a broader range of global institutional clients.
Global Markets.   The Global Markets division offers a broad range of financial products and services to client-driven businesses and also supports our global wealth management businesses and their clients. Our suite of products and services includes global securities sales, trading and execution, prime brokerage and comprehensive investment research. Our clients include financial institutions, corporations, governments, institutional investors, such as pension funds and hedge funds, and private individuals around the world.

Investment Banking & Capital Markets.   The Investment Banking & Capital Markets division offers a broad range of investment banking services to corporations, financial institutions, financial sponsors and ultra-high-net-worth individuals and sovereign clients. Our range of products and services includes advisory services related to mergers and acquisitions, divestitures, takeover defense mandates, business restructurings and spin-offs. The division also engages in debt and equity underwriting of public securities offerings and private placements.
Credit Suisse Group may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement.

CREDIT SUISSE
Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, 8001 Zurich, Switzerland, and its telephone number is +41 44 333 1111.
Credit Suisse may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44 1481 719000.
Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London, E14 4QJ, United Kingdom, and its telephone number is +44 20 7888 8888.
Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8100.
Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, United States and its telephone number is (212) 325-2000.

CREDIT SUISSE (USA)
Credit Suisse (USA) is a holding company for financial services companies. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)’s principal executive office is in New York. Credit Suisse (USA)’s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group’s principal U.S. registered broker-dealer subsidiary.
The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, United States, and its telephone number is (212) 325-2000.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches pursuant to this prospectus (each referred to in this section as a “relevant issuer”). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.
General
As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that the relevant issuer issues and, in each case, the trustee authenticates and delivers under the applicable indenture.
Credit Suisse Group may issue senior debt securities or subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Convertible or exchangeable debt securities of Credit Suisse Group may be converted or exchanged into or for shares or American depositary shares of Credit Suisse Group. Credit Suisse may issue senior debt securities, subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Any convertible or exchangeable debt securities issued by Credit Suisse will not be convertible or exchangeable into or for shares of Credit Suisse Group or Credit Suisse. Senior debt securities or subordinated debt securities of Credit Suisse Group will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee. Senior debt securities or subordinated debt securities of Credit Suisse will be issued in one or more series under the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. The senior indentures and the subordinated indentures of Credit Suisse Group and Credit Suisse have each been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In this section, we sometimes refer to these indentures collectively, as amended or supplemented from time to time, as the “indentures.” This section of the prospectus briefly outlines the provisions of the indentures related to the debt securities. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indentures for provisions that may be important to you.
Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group’s and Credit Suisse’s subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.
The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer.
Issuances in Series
The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:
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the issue date;

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whether the debt securities are issued by Credit Suisse Group or Credit Suisse;

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whether the debt securities are senior or subordinated (if subordinated debt securities are issued, any special U.S. federal income tax and other considerations of a purchase of such debt securities will be described);

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the total principal amount of the debt securities;

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the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a discount equal to or greater than a statutory de minimis amount, generally because they pay no interest or pay interest that is below market rates at the time of issuance, or otherwise do not pay all their interest in cash at least annually), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

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the date or dates on which principal will be payable, whether the debt securities will be payable on demand by the holders on any date, and whether we can extend the maturity date of the debt securities;

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the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to:

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whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

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the interest payment dates;

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whether any sinking fund is required;

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optional or mandatory redemption terms;

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authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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the terms on which holders of the debt securities issued by Credit Suisse Group may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or securities of one or more other entities and any specific terms relating to the exercise, conversion or exchange feature. If such debt securities are issued, the special U.S. federal income tax and other considerations of a purchase of such debt securities will be described;

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the terms on which holders of the debt securities issued by Credit Suisse may or are required to exercise, convert or exchange these securities into or for securities of one or more other entities other than Credit Suisse Group and Credit Suisse and any specific terms relating to the exercise, conversion or exchange feature. If such debt securities are issued, the special U.S. federal income tax and other considerations of a purchase of such debt securities will be described;

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the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable, if the specified currency is other than U.S. dollars, and any other terms relating to the debt securities denominated in a foreign currency and the specified currency;

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whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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information describing any book-entry features;

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whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

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selling restrictions applicable to any series of debt securities, if any;

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the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

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any other terms consistent with the above.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.
Interest and Interest Rates
Unless otherwise provided in the applicable prospectus supplement, each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of debt securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, except that the relevant issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided under “— Payment of Additional Amounts.” Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date, maturity date or redemption or repayment date, if any, as the case may be.
Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:
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if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

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interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as such law may be modified by any applicable United States law of general application.
The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.
Fixed Rate Notes
Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.
Floating Rate Notes
Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:
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whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

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the interest rate basis or bases;

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initial interest rate;

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interest reset dates;

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interest reset period;

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interest payment dates;

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index maturity, if any;

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maximum interest rate and minimum interest rate, if any;

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the spread and/or spread multiplier, if any; and

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if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.
The interest rate borne by the floating rate notes will be determined as follows:
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Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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plus or minus the applicable spread, if any; and/or

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multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.
If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:
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plus or minus the applicable spread, if any; and/or

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multiplied by the applicable spread multiplier, if any.

Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:
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the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:
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minus the rate determined by reference to the interest rate basis or bases;

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plus or minus the applicable spread, if any; and/or

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multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.
Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:
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if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date (or, in the case of SOFR notes (as defined below), on the interest determination date immediately preceding the last day of the relevant interest reset period); or

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if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date (or, in the case of SOFR notes, on the interest determination date immediately preceding the last day of the relevant interest reset period).

Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:
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the Commercial Paper rate;

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the Federal Funds rate/Federal Funds open rate;

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LIBOR;

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the Prime rate;

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SOFR;

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the Treasury rate; or

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any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.
Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified frequency and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:
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daily, each business day;

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weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

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quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

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semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

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annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of LIBOR notes (as defined below) and SOFR notes, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.
The term “business day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:
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with respect to LIBOR notes, “business day” will also include a London business day;

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with respect to SOFR notes, “business day” will further exclude a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities;

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with respect to any series of debt securities denominated in euros, “business day” will also include any day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

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with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, “business day” will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency;

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“London business day” means any day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:
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daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

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quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

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semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

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annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repayment date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repayment date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a LIBOR or SOFR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repayment date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.
All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR, the Prime rate or SOFR, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated by reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.
The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to SOFR, unless otherwise specified in the applicable prospectus supplement, the interest determination date in respect of any interest reset period will be the second U.S. Government Securities Business Day (as defined below) prior to the interest payment date on which that interest reset period ends; provided, however, in the case of any interest reset period during which any SOFR notes become due and payable on a date other than an interest payment date, in respect of such SOFR notes that become due and payable only, the interest determination date for such interest reset period will be the second U.S. Government Securities Business Day prior to such date on which such SOFR notes become due and payable. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned in accordance with the schedule set out by the U.S. Treasury; provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding

Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.
Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York Mellon, formerly known as The Bank of New York, will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect (in the case of SOFR notes, if determined) and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the “calculation date,” where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.
Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:
Commercial Paper Rate Notes.   Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated by reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, “Commercial Paper rate” means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading “Commercial Paper — Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper — Non-financial” (with an index maturity of one month, two months or three months being deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the dealers selected as aforesaid by us or the calculation agent, as applicable, are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:
Money Market Yield =	D × 360	× 100
360 – (D × M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.
Federal Funds Rate Notes/Federal Funds Open Rate Notes.   Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated by reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated by reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds rate” means, with respect to any interest determination date relating to a Federal Funds rate note, the rate applicable to such date for Federal Funds opposite the caption “Federal funds (effective),” as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading “EFFECT” on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading “Federal Funds (effective).” If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected as aforesaid by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds open rate” means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading “Federal Funds” opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) (“Reuters Page 5”). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.
LIBOR Notes.   LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated by reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine “LIBOR” for each interest reset date as follows:
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With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date. Subject to the provisions regarding the determination of a replacement reference rate (as defined below) described below, if no such rate appears as of such time on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph;

•
With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected and identified by us or the calculation agent (after consultation with us), as applicable, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by us or the calculation agent (after consultation with us), as applicable; provided, however, that if fewer than three reference banks so selected by us or the calculation agent, as applicable, are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Unless otherwise specified in the applicable prospectus supplement, we will appoint a replacement rate agent for the LIBOR notes. We will notify the holders of the LIBOR notes of any such appointment. We may appoint an affiliate of ours or any other person as replacement rate agent, so long as such affiliate or other person is a leading bank or financial institution that is experienced in the calculations or determinations to be made by the replacement rate agent.
If the replacement rate agent determines at any time at or prior to 11:00 a.m., London time, on any interest determination date that the rate appearing on the Designated LIBOR Page (or a successor reporter of such rate selected by the calculation agent and acceptable to us) for purposes of calculating LIBOR has been discontinued, then it will determine whether to use a substitute or successor rate for purposes of determining LIBOR on such interest determination date and each interest determination date thereafter that it has determined is most comparable to LIBOR had it not been discontinued. If the replacement rate agent determines to use a substitute or successor rate pursuant to the immediately preceding sentence, it will select such rate, provided that, if it determines there is an appropriate industry-accepted successor rate to LIBOR, the replacement rate agent will use such industry-accepted successor rate.
If the replacement rate agent has determined a substitute or successor rate in accordance with the foregoing (such rate, the “replacement reference rate”), for purposes of determining the interest rate, (A) the replacement rate agent will determine (x) the method for obtaining the replacement reference rate (including any alternative method for determining the replacement reference rate if such substitute or successor rate is unavailable on the relevant interest determination date), which method shall be consistent with industry-accepted practices for the replacement reference rate, and (y) any adjustment factor as may be necessary to make the replacement reference rate comparable to LIBOR had it not been discontinued, consistent with industry-accepted practices for the replacement reference rate, (B) references to LIBOR in the terms of the LIBOR notes described in this prospectus or in the applicable prospectus supplement will be deemed to be references to the replacement reference rate, including any alternative method for determining such rate and any adjustment factor as described in subclause (A) above, (C) if the replacement rate agent determines that changes to the definitions of business day, day count fraction or interest determination date, or any other technical changes to any other provision of the terms of the LIBOR notes described in this prospectus or in the applicable prospectus supplement, are necessary in order to implement the replacement reference rate, such definitions will be amended to reflect such changes, and (D) we will give notice or will procure that notice is given as soon as practicable to the calculation agent, the trustee and the holders of the LIBOR notes, specifying the replacement reference rate, as well as the details described in subclause (A) above and the amendments implemented as contemplated above.
Any determination to be made by the replacement rate agent pursuant to provisions described in the two paragraphs above, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be made in the sole discretion of the replacement rate agent acting in good faith and in a commercially reasonable manner.
“Index currency” means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.
“Designated LIBOR Page” means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).
Unless otherwise specified in the applicable prospectus supplement, “principal financial center” means the principal financial center of the country of the specified currency or specified index currency, as applicable, except that with respect to U.S. dollars and euro, the principal financial center shall be New York City and Brussels, respectively.
Prime Rate Notes.   Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated by reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, “Prime rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and identified by us or by the calculation agent (after consultation with us), as applicable, from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected and identified by us or the calculation agent (after consultation with us), as applicable, to quote prime rates. “Reuters Screen USPRIME1 Page” means the display designated as the “USPRIME1” page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
SOFR Notes.   SOFR debt securities, which we refer to as SOFR notes, will bear interest at the interest rate (calculated by reference to SOFR and the spread and/or spread multiplier, if any) specified in the SOFR notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the interest rate for each interest reset period for a series of SOFR notes will be determined by reference to Compounded Daily SOFR, calculated in accordance with the formula set forth below by the calculation agent with respect to the Observation Period relating to such interest reset period. Interest periods for the SOFR notes will begin on and include each interest payment date and end on but exclude the next succeeding interest payment date, except that the initial interest period will begin on and include the issue date and end on but exclude the first interest payment date. Each such period is an “interest reset period.” Unless otherwise specified in the applicable prospectus supplement, the “Observation Period” in respect of each interest reset period for a series of SOFR notes will be the period from, and including, the date falling two U.S. Government Securities Business Days prior to the first date in such interest reset period to, but excluding, the date falling two U.S. Government Securities Business Days prior to the interest payment date for such interest reset period; provided, however, in the case of any Observation Period during which any SOFR notes become due and payable on a date other than an interest payment date, in respect of such SOFR notes that become due and payable only, such Observation Period will end on (but exclude) the date falling two U.S. Government Securities Business Days prior to such earlier date, if any, on which such SOFR notes become due and payable.
“Compounded Daily SOFR” means, with respect to any interest reset period and the related interest determination date, the rate of return of a daily compound interest investment (with the SOFR Reference Rate as the reference rate for the calculation of interest) as calculated by the calculation agent at 3:00 p.m., New York City time (the “Relevant Time”) on such interest determination date in accordance with the following formula:
where:
“d” means the number of calendar days in the relevant Observation Period.
“do” means for any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period.
“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant Observation Period.
“ni” means for any U.S. Government Securities Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day (“i+1”).

“SOFRi” means for any U.S. Government Securities Business Day “i” in the relevant Observation Period, SOFR in respect of that day “i”.
“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day,
(1)
a rate equal to SOFR for such U.S. Government Securities Business Day appearing on the New York Federal Reserve’s Website on or about the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day, SOFR in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1) and we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or, if the then-current Benchmark is not SOFR, on or prior to the Alternative Relevant Time on the Relevant Date), then (subject to the subsequent operation of this clause (3)) from (and including) the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or the Relevant Date, as applicable) (the “Affected Day”), “SOFR Reference Rate” shall mean, in respect of any U.S. Government Securities Business Day, the applicable Benchmark Replacement for such U.S. Government Securities Business Day appearing on, or obtained from, the Relevant Source at the Alternative Relevant Time on the Relevant Date.

If the Benchmark Replacement is at any time required to be used pursuant to paragraph (3) above, then in connection with determining the Benchmark Replacement:
(a)
we or the Benchmark Replacement Agent, as applicable, shall also determine the method for determining the rate described in clause (a) of paragraph (1), (2) or (3) of the definition of “Benchmark Replacement,” as applicable (including (i) the page, section or other part of a particular information service on or source from which such rate appears or is obtained (the “Relevant Source”), (ii) the time at which such rate appears on, or is obtained from, the Relevant Source (the “Alternative Relevant Time”), (iii) the day on which such rate will appear on, or is obtained from, the Relevant Source in respect of each U.S. Government Securities Business Day (the “Relevant Date”), and (iv) any alternative method for determining such rate if it is unavailable at the Alternative Relevant Time on the applicable Relevant Date), which method shall be consistent with industry-accepted practices for such rate;

(b)
from (and including) the Affected Day, references to the Relevant Time shall be deemed to be references to the Alternative Relevant Time;

(c)
if we or the Benchmark Replacement Agent, as applicable, determines that (i) changes to the definitions of business day, Compounded Daily SOFR, day count fraction, interest determination date, interest payment date, interest reset period, Observation Period, SOFR Reference Rate or U.S. Government Securities Business Day or (ii) any other technical changes to any other provision of the SOFR notes described in this prospectus or in the applicable prospectus supplement are necessary in order to implement the Benchmark Replacement (including any alternative method described in subclause (iv) of paragraph (a) above) as the Benchmark in a manner substantially consistent with market practices (or, if we or the Benchmark Replacement Agent, as the case may be, decides that adoption of any portion of such market practice is not administratively feasible or if we or the Benchmark Replacement Agent, as the case may be, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the Benchmark

Replacement Agent, as the case may be, determines is reasonably necessary), such definitions or other provisions will be amended to reflect such changes, which amendments shall become effective without consent or approval of the holders of the SOFR notes or any other party; and
(d)
we will give notice or will procure that notice is given as soon as practicable to the calculation agent, trustee and the holders of the SOFR notes, specifying the Benchmark Replacement, as well as the details described in paragraph (a) above and the amendments implemented as contemplated in paragraph (c) above.

For purposes of the definition of SOFR Reference Rate:
“Benchmark” means SOFR, provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or such other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means, with respect to the then-current Benchmark, the first alternative set forth in the order presented below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or the Benchmark Replacement Agent, if any, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, provided that, (i) if we or the Benchmark Replacement Agent, as the case may be, determine that there is an industry-accepted replacement rate of interest for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, it shall select such industry-accepted rate, and (ii) otherwise, it shall select such rate of interest that it has determined is most comparable to the then-current Benchmark, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any Benchmark Replacement, the first alternative set forth in the order below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment, which may be a positive or negative value or zero, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment;

(3)
the spread adjustment, which may be a positive or negative value or zero, that has been selected by us or the Benchmark Replacement Agent, if any, to be applied to the applicable Unadjusted Benchmark Replacement in order to reduce or eliminate, to the extent reasonably practicable under the circumstances, any economic prejudice or benefit (as applicable) to holders of the SOFR notes as a result of the replacement of the then-current Benchmark with such Unadjusted Benchmark Replacement for purposes of determining the SOFR Reference Rate, which spread adjustment shall be consistent with any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, applied to such Unadjusted Benchmark Replacement where it has replaced the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Agent” means any affiliate of us or such other person that has been appointed by us to make the calculations and determinations to be made by the Benchmark Replacement Agent described in this prospectus, so long as such affiliate or other person is a leading bank or other financial institution that is experienced in such calculations or determinations. We may elect, but are not required, to appoint a Benchmark Replacement Agent at any time. We will notify the holders of the SOFR notes of any such appointment.
“Benchmark Replacement Date” means, with respect to the then-current Benchmark, the earliest to occur of the following events with respect thereto:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Relevant Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Relevant Time for such determination.
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect thereto:
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement a tenor (including overnight) having approximately the same length (disregarding any applicable business day convention) as the applicable tenor for the then-current Benchmark.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc.
“ISDA Fallback Adjustment” means, with respect to any ISDA Fallback Rate, the spread adjustment, which may be a positive or negative value or zero, that would be applied to such ISDA Fallback Rate in the case of derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation event with respect to the then-current Benchmark for the applicable tenor.
“ISDA Fallback Rate” means, with respect to the then-current Benchmark, the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“New York Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” means, in respect of any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate).
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day, except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
If we appoint a Benchmark Replacement Agent and such Benchmark Replacement Agent is unable to determine whether a Benchmark Transition Event has occurred or, following the occurrence of a Benchmark Transition Event, has not selected the Benchmark Replacement as of the related Benchmark Replacement Date, then, in such case, we shall make such determination or select the Benchmark Replacement, as the case may be.
If we or the Benchmark Replacement Agent, if any, have determined that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, any determination, decision or election that may be made by us or the Benchmark Replacement Agent pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event (including such determination that a Benchmark Transition Event and its related Benchmark Replacement have occurred with respect to the then-current Benchmark), circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent willful misconduct, bad faith and manifest error; and

•
will be made in the sole discretion of us or the Benchmark Replacement Agent, as the case may be, acting in good faith and in a commercially reasonable manner.

Treasury Rate Notes.   Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated by reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the “Treasury rate” means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).” In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected and identified by us or by the calculation agent (after consultation with us), as applicable, for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by us or the calculation agent, as applicable, are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
Bond equivalent yield =	D × N × 100
360 – (D × M)
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
Indexed Notes
The relevant issuer may offer from time to time indexed notes, the return on which is linked to the performance of one or more underlyings or a basket of such underlyings. We will refer generally to each index, exchange-traded fund, equity security of an issuer, exchange rate, commodity, commodity futures contract or any other market measure or reference asset as an “underlying.” The one or more underlyings or the basket to which the securities may be linked will be specified in the applicable prospectus supplement, along with any terms applicable to such indexed note.
An investment in indexed notes has significant risks, and has risks and characteristics not associated with conventional debt securities. The applicable prospectus supplement will specify the risks and characteristics associated with the indexed notes and describe the circumstances in which you could lose some or all of your investment.
Dual Currency Notes
Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.
If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to “Foreign Currency Risks.”
Renewable Notes
The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.
Short-Term Notes
The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.
Extension of Maturity
The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.
Amortizing Notes
Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.
Original Issue Discount Notes
The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.
Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
Certain original issue discount notes may not be treated as having original issue discount for U.S. federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. We refer you to “Taxation — United States Taxation.”
Redemption at the Option of the Relevant Issuer
Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption, unless otherwise provided in the applicable prospectus supplement, and in accordance with the provisions of the applicable indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under “— Original Issue Discount Notes.”
Debt securities denominated in a foreign currency may be subject to different restrictions on redemption. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency — Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.”
Repayment at the Option of the Holders; Repurchase
Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form “Option to Elect Repayment” properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under “— Original Issue Discount Notes” Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.
Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security or securities representing the related book-entry debt securities, on the depositary’s records, to the trustee. We refer you to “— Book-Entry System.” Debt securities denominated in a foreign currency may be subject to different restrictions on repayment. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency — Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.” The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.
Tax Redemption
If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days’ notice, unless otherwise provided in the applicable prospectus supplement, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will become obligated to pay additional interest on such series of debt securities as described under “— Payment of Additional Amounts” below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer has or will become obligated to pay such additional interest as a result of such change or amendment.
Payment of Additional Amounts
If specifically provided by the applicable prospectus supplement, the relevant issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.
Switzerland
All payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:
(i)
any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

(ii)
any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)
any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security pursuant to laws enacted by Switzerland changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a person in Switzerland other than the issuer is required to withhold tax on any interest payments; or

(iv)
if Credit Suisse Group or Credit Suisse, in either case, acting through its Zurich head office, is the relevant issuer, any such taxes imposed in respect of the relevant debt security pursuant to the Swiss Federal Withholding Tax Code of 13 October 1965;

(v)
any withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(vi)
any combination of two or more items (i) through (v) above.

“Relevant Date” as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.
United States
If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch), all payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges, each in the nature of a tax, imposed, levied, collected, withheld or assessed by the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:
(i)
any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder’s past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(ii)
any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

(iii)
any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;
(iv)
any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

(v)
any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

(vi)
any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii)
any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer’s stock or that is a controlled foreign corporation (as defined in Section 957 of the Code) related to the relevant issuer through stock ownership;

(viii)
any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a payment or deemed payment that is treated as a “dividend equivalent” payment under the Code, Treasury regulations, or other law or official guidance of the United States;

(ix)
any such withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(x)
any combination of two or more items (i) through (ix) above;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.
U.S. Foreign Account Tax Compliance Act
Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, “FATCA”).
Subordination
Unless otherwise specified in the applicable prospectus supplement, when the term “senior indebtedness” is used in the context of the subordinated debt securities, it means, with respect to an issuer:
•
any money such entity has borrowed, including any senior debt securities issued under the relevant senior indenture;

•
any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

•
any letters of credit and acceptances made by banks on such entity’s behalf; and

•
indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or any money owed to an entity’s subsidiaries.
The subordinated indentures provide that the relevant issuer cannot:
•
make any payments of principal, premium or interest on the subordinated debt securities;

•
acquire any subordinated debt securities; or

•
defease any subordinated debt securities;

if
•
any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

•
such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If the relevant issuer is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of such entity’s assets. As a result, holders of subordinated debt securities may receive a smaller proportion of such entity’s assets in liquidation than holders of senior indebtedness. In such a situation, holders of the subordinated debt securities could lose all or part of their investment.
Even if the subordination provisions prevent the relevant issuer from making any payment when due on the subordinated debt securities, the relevant issuer will be in default on its obligations under the applicable subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the relevant issuer, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.
The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer or any holder of subordinated debt securities.
There is no restriction on the amount of further debt securities that the relevant issuer may issue or guarantee which rank senior to or pari passu with the subordinated debt securities. The issue of any such further debt securities may reduce the amount that may be recovered by holders of subordinated debt securities in the event that the relevant issuer is wound up and/or may limit the ability of the relevant issuer to meet its obligations under the subordinated debt securities.
Consolidation, Merger or Sale
The relevant issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:
•
it is the continuing person; or

•
the successor expressly assumes by supplemental indenture its obligations under such indenture.

In either case, the relevant issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

Credit Suisse or Credit Suisse Group may issue debt securities directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.
Modification of the Indentures
In general, rights and obligations of the relevant issuer and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:
•
make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

•
reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

•
waive any payment default; or

•
make any change to the amendment provisions of the applicable indenture.

However, other than in the circumstances mentioned above, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.
In particular, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.
Covenants
The relevant issuer may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.
Events of Default
Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:
•
a default in payment of the principal or any premium on any debt security of that series when due;

•
a default in payment of interest when due on any debt security of that series for 30 days;

•
a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

•
certain events of bankruptcy, insolvency or reorganization of the relevant issuer.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.
Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:
•
the entire principal of the debt securities of such series; or

•
if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.
The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.
After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
Defeasance
The term defeasance means discharge from some or all of the obligations under the applicable indenture. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer’s option:
•
the relevant issuer will be discharged from their respective obligations with respect to the debt securities of such series; or

•
the relevant issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

The relevant issuer must deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, such opinion must be based on a ruling received from or published by the U.S. Internal Revenue Service or on a change in applicable U.S. federal income tax law.
Information Concerning the Trustee for the Debt Securities
The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group), with its corporate trust office at 101 Barclay Street, Floor 8W, New York, New York 10286, will be the trustee for the debt securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.
The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.
Governing Law
The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof, which will be governed by Swiss law.
Payment and Transfer
Unless otherwise provided for in the applicable prospectus supplement, the debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the applicable trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under “— Book-Entry System” below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.
Unless other procedures are described in a prospectus supplement, and except as described under “— Book-Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.
Neither the relevant issuer nor the applicable trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.
Book-Entry System
Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.
Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if applicable) and the applicable trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking S.A., which we refer to as Clearstream, Luxembourg, or Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the debt securities of a series are represented by global securities, the relevant issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the applicable trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated, or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.
DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:
•
As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
•
As to Clearstream, Luxembourg:   Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Deutsche Börse AG. The shareholders of this entity are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank SA/NV, the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.
As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.
Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.
•
As to Euroclear:   Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within Euroclear;

•
withdrawal of securities and cash from Euroclear; and

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receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.
Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:
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the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

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the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

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the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of the applicable series represented by global certificates; or

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an event of default has occurred with regard to those debt securities and has not been cured or waived.

If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the debt securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.
In the event definitive securities are issued:
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holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer’s paying agent maintained in the Borough of Manhattan;

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holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase, N.A., in the case of the senior and subordinated indentures with Credit Suisse Group), the trustee under the applicable indenture. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

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any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remain unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures
You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

SPECIAL PROVISIONS RELATING TO DEBT SECURITIES
DENOMINATED IN A FOREIGN CURRENCY
Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to debt securities denominated in a foreign currency.
Payment Currency
Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for debt securities denominated in a foreign currency in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a debt security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a debt security denominated in a foreign currency. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the debt security denominated in a foreign currency. You must pay all costs of currency exchange.
Unless otherwise specified in the applicable prospectus supplement or unless the holder of a debt security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a debt security denominated in a foreign currency will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.
Unless otherwise specified in the applicable prospectus supplement, a holder of a debt security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date, repayment date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates. If such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.
Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, debt securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.
If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the applicable trustee and by the applicable trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the applicable trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or the debt securities.
The “currency equivalent” will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.
The “currency unit equivalent” will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.
“Component currency” means any currency which, on the conversion date, was a component currency of the relevant currency unit.
“Market exchange rate” means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.
“Specified amount” of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.
All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

Specific information about the currency, currency unit or composite currency in which a particular debt security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
Minimum Denominations, Restrictions on Maturities, Repayment and Redemption
Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS
This prospectus does not, and any applicable prospectus supplement will not, describe all of the possible risks of an investment in debt securities the payment on which will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in debt securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.
We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.
Exchange Rates and Exchange Controls
A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.
Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a debt security denominated in a foreign currency or on a currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt security as a result of changes in exchange rates. Except as described below or in any applicable prospectus supplement, we will not make any adjustment in or change to the terms of the debt securities for changes in the exchange rate for the relevant currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.
Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.
Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency — Payment Currency.” You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.
Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.
Foreign Currency Judgments
The debt securities and the applicable indentures, except for, in the case of the subordinated indentures and the subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof which are governed by Swiss law, are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a foreign currency, you would bear currency exchange risk until judgment is entered, which could be a long time. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.
Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) upon request of the creditor, the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

DESCRIPTION OF WARRANTS
General
Credit Suisse Group and Credit Suisse, directly or through any branch, may issue various types of warrants, including warrants in the form of subscription rights to purchase equity or debt securities. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of such warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of such warrants, as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.
Warrants to Purchase Equity Securities
We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of equity securities. These terms may include:
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the title of such warrants;

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the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the aggregate principal amount of such warrants;

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the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, as issuer, may include shares or American depositary shares of Credit Suisse Group;

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the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

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if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

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anti-dilution provisions, if any;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.
Warrants to Purchase Debt Securities
We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of our debt securities or the debt securities of third-party issuers. These terms may include:
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the title of such warrants;

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the aggregate number of such warrants and whether such warrants may be settled in cash;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.
Other Warrants
We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,
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securities of any entity unaffiliated with us;

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any other financial, economic or other measure or instrument as described in the applicable prospectus supplement; or

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a basket of such securities, an index or indices of such securities or any combination of any of the above.

We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the terms of any such warrants that we are authorized to issue. These terms may include:

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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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whether such warrants are put warrants or call warrants;

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(a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

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the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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the date on which the right to exercise such warrants will commence and the date on which such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notice to investors residing in foreign jurisdictions.

DESCRIPTION OF SHARES
The following summary describes the material terms of the registered shares of Credit Suisse Group, par value CHF 0.04 per share, which we refer to as our “shares.” A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group’s 2019 20-F, filed with the SEC on March 30, 2020, which you may obtain as described under “Where You Can Find More Information.” We will only issue our shares, which may be in the form of American depositary shares, under this prospectus and any applicable prospectus supplement in connection with (i) the exercise of warrants issued by Credit Suisse Group on our shares or (ii) the conversion or exchange of (a) debt securities issued by Credit Suisse Group that are convertible into or exchangeable for our shares or (b) other securities with terms similar to the securities described in this registration statement issued in transactions exempt from registration under the Securities Act, as amended, that are convertible into or exchangeable for our shares.
As of December 31, 2019, Credit Suisse Group had fully paid and issued share capital of CHF 102,240,468.80, comprised of 2,556,011,720 registered shares with a par value of CHF 0.04 each. As of December 31, 2019, Credit Suisse Group had additional authorized share capital in the amount of CHF 4,120,000, authorizing the Board of Directors of Credit Suisse Group (the “Board of Directors”) to issue at any time until April 26, 2021 up to 103,000,000 registered shares, to be fully paid in, with a par value of CHF 0.04 each.
Additionally, as of December 31, 2019, Credit Suisse Group had total conditional share capital in the amount of CHF 16,000,000, for the issuance of a maximum of 400,000,000 registered shares (72,242,777 of which were reserved for high-trigger capital instruments) with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group or any subsidiary thereof that allow for contingent compulsory conversion into Credit Suisse Group’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (“contingent convertible bonds”). Of the CHF 16,000,000 in conditional share capital, up to CHF 4,000,000 was also available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group and/or any other subsidiary thereof (“equity-related financial market instruments”).
Additionally, as of December 31, 2019, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 for the issuance of a maximum of 150,000,000 registered shares (of which 38,950,700 were reserved for high-trigger capital instruments), to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.
As of December 31, 2019, Credit Suisse Group, together with its subsidiaries, held 119,761,811 of its own shares, representing 4.69% of its issued shares.
As of May 15, 2020, Credit Suisse Group had fully paid and issued share capital of CHF 102,240,468.80, comprised of 2,556,011,720 registered shares with a par value of CHF 0.04 each. As of May 15, 2020, Credit Suisse Group had additional authorized share capital in the amount of CHF 4,120,000, authorizing the Board of Directors to issue at any time until April 26, 2021 up to 103,000,000 registered shares, to be fully paid in, with a par value of CHF 0.04 each.
Additionally, as of May 15, 2020, Credit Suisse Group had total conditional share capital in the amount of CHF 16,000,000, for the issuance of a maximum of 400,000,000 registered shares (72,242,777 of which were reserved for high-trigger capital instruments) with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group or any subsidiary thereof that allow for contingent compulsory conversion into Credit Suisse Group’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (“contingent convertible bonds”). Of the CHF 16,000,000 in conditional share capital, up to CHF 4,000,000 was also available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group and/or any other subsidiary thereof (“equity-related financial market instruments”).
Additionally, as of May 15, 2020, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000, for the issuance of a maximum of 150,000,000 registered shares (of which 38,950,700 were reserved for high-trigger capital instruments), to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.
On April 30, 2020, Credit Suisse Group’s shareholders approved a CHF 4,330,560.00 reduction of Credit Suisse Group’s share capital to be effected by cancelling 108,264,000 own registered shares, with a par value of CHF 0.04 each, which Credit Suisse Group repurchased as part of the share buyback programs launched in January 2019 and January 2020. This reduction of Credit Suisse Group’s share capital requires an amendment of its Articles of Association and will take effect as of the date such amendment is registered with the Commercial Register of the Canton of Zurich.
Shares issued as a result of the conversion of conditional share capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of Credit Suisse Group’s Articles of Association and new registration of the total share capital in the Commercial Register of the Canton of Zurich.
Our shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.” The last reported sale price of our shares on June 12, 2020 was CHF 9.452 and the last reported sale price of our American depositary shares on June 12, 2020 was USD 9.97.
Shareholder Rights
Dividend Rights
Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous financial years or has freely distributable reserves, in each case, as presented on the annual statutory standalone balance sheet of the corporation. In addition, at least 5% of the annual net profits of a corporation must be retained and booked as general reserves for so long as these reserves amount to less than 20% of its paid-in share capital. Our reserves currently exceed this 20% threshold. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law and our Articles of Association. Dividends may be paid out only after approval of the shareholders. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution approving the payment has been passed, but the shareholders can set a specific due date in the resolution itself. Under Swiss law, the statute of limitations in respect of dividend payments is five years.
Voting and Transfer
In principle, each share carries one vote at our shareholders’ meetings. The shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital, except that such restrictions do not apply to (i) the exercise of voting rights by the independent proxy as elected by the shareholders’ meeting, (ii) shares in respect of which the holder confirms to us in the application for registration in our share register that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure obligations pursuant to the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading dated June 19, 2015, as amended (the “FMIA”), and the relevant ordinances and regulations have been fulfilled or (iii) shares registered in the name of a nominee, provided the nominee furnishes us with the name, address and shareholdings of any beneficial owner or group of related beneficial owners on behalf of whom the nominee holds 0.5% or more of our total outstanding share capital. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. In order to be registered in the share register, the purchaser must file a share registration form with the depository bank. The registration of shares in our share register may be requested at any time. Failing such registration, the purchaser may not vote or participate in shareholders’ meetings. Registration with voting rights is subject to certain restrictions that we describe below.
Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.
Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction in our share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.
We may issue our shares in the form of single certificates, global certificates or uncertificated securities. We may convert our issued shares from one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that our shares be converted from one form into another form. Shareholders may, however, at any time request that we issue a certification attesting to the shares that they hold according to our share register.
The Swiss Federal Act on Intermediated Securities dated October 3, 2008, as amended (the “FISA”), provides for a regime for securities known as “intermediated securities.” Intermediated securities are fungible claims or membership rights against an issuer that are credited to one or more securities accounts of a custodian within the meaning of the FISA, which must be a regulated entity such as a bank or a securities dealer. The transfer of our shares that constitute intermediated securities, and the pledging of any such shares as collateral, is governed by, and must be done in accordance with, the FISA. Transfer or pledging these intermediated securities as collateral by means of written assignment is not permitted.
Pre-Emptive Subscription Rights and Preferential Subscription Rights
Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders. Shareholders have certain pre-emptive subscription rights (Bezugsrechte) to subscribe for new issues of shares as well as preferential subscription rights (Vorwegzeichnungsrechte) to subscribe for option bonds, convertible bonds or similar debt instruments with option or convertible rights in proportion to the nominal amount of shares held. A resolution adopted by a majority of at least two-thirds of the votes and the absolute majority of the share capital, in each case, represented at the shareholders’ meeting, may limit or exclude pre-emptive subscription rights in certain limited circumstances.
Under our Articles of Association, which were last revised on April 26, 2019 and are included as an exhibit hereto, the Board of Directors is authorized to exclude shareholders’ pre-emptive subscription rights in favor of third parties with regard to new shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the pre-emptive subscription rights of shareholders.

Further, our Articles of Association provide that the shareholders’ pre-emptive subscription rights are excluded if new shares are issued out of our conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with equity-related financial market instruments of Credit Suisse Group or any of its subsidiaries, or through compulsory conversion of contingent convertible bonds or other financial market instruments of Credit Suisse Group or any of its subsidiaries, that allow for contingent compulsory conversion into our shares. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions. The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares, are subject to the restrictions on voting rights set out above.
Notwithstanding the above, our Articles of Association provide that, in the case of contingent convertible bonds that provide for the issuance of new shares out of our conditional share capital, in order for the Board of Directors to exclude shareholders’ preferential subscription rights, the contingent convertible bonds must be issued on the national or international capital markets (including private placements with selected strategic investors). In such case, (i) the contingent convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.
Furthermore, our Articles of Association provide that, in the case of equity-related financial market instruments that provide for the issuance of new shares out of our conditional share capital, in order for the Board of Directors to exclude shareholders’ preferential subscription rights, such instruments must be issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects and/or issued on the national or international capital markets. In such case, (i) such instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.
Shareholders’ preferential subscription rights with regards to financial market instruments with conversion features will be granted. If a quick placement of contingent convertible bonds in large tranches is required, the Board of Directors is authorized to exclude shareholders’ preferential subscription rights. In such circumstances, these contingent convertible bonds must be issued at prevailing market conditions.
The Board of Directors determines the issue price of the new shares taking due account of the stock market price of the shares and/or comparable instruments.
Liquidation
Under Swiss law and our Articles of Association, we may be dissolved at any time, by way of liquidation or in the case of a merger in accordance with the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets dated October 3, 2003, as amended, based on a shareholders’ resolution, which must be passed by (i) in the case of dissolution by way of liquidation, a supermajority of at least three-quarters of the votes cast at the shareholders’ meeting, and (ii) in all other cases, a supermajority of at least two-thirds of the votes, and an absolute majority of the par value of the shares, represented at the shareholders’ meeting. As we are the Swiss ultimate parent company of a financial group, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) is the only competent authority to open restructuring or liquidation (bankruptcy) proceedings with respect to us. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid in par value of shares held.

Limitations on Share Ownership
There are no limitations under Swiss law or our Articles of Association on the rights of shareholders to own shares, subject to (i) the requirement to notify us and the SIX Swiss Exchange under the FMIA in the case of holdings (either directly, indirectly or in concert with third parties) reaching, falling below or exceeding the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 33 1/3%, 50% or 66 2/3% of the voting rights in relation to the total number of shares entered into the Commercial Register of the Canton of Zurich, whether or not the voting rights can be exercised, and (ii) certain FINMA notification duties that are described in more detail below. In addition, the rights of any shareholder to vote may be restricted in certain circumstances as described under “Voting and Transfer” above.
Natural persons or legal entities that directly or indirectly hold at least 10% of a Swiss bank’s capital or voting rights (a “Qualified Participation”) or otherwise may influence the Swiss bank in a significant manner (“Controlling Influence”) are required to notify FINMA prior to acquiring a Qualified Participation or Controlling Influence. In connection with this notification duty, it is FINMA’s practice to conduct a fit and proper test with respect to persons acquiring a Qualified Participation in, or Controlling Influence over, Credit Suisse. Consequently, this notification duty is, de facto, an approval requirement. Additional notification duties exist whenever a Qualified Participation in Credit Suisse will be increased or decreased so that it reaches, exceeds or falls below the thresholds of 20%, 33% or 50% of Credit Suisse’s capital or voting rights. In addition, Credit Suisse, as a bank, must also notify FINMA if it has knowledge that any person has a Qualified Participation or otherwise has a Controlling Influence or that a Qualified Participation reaches, exceeds or falls below any of the aforementioned thresholds. FINMA may suspend a shareholder’s voting rights and order other measures, including the forced sale of shares or other relevant participation if justified, in order to enforce these notification duties. As Credit Suisse, a Swiss bank, is wholly-owned by us, any person that would acquire, or acquires, a Qualified Participation in, or Controlling Influence over, us, will be subject to the requirements described in this paragraph.

DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
Description of Debt Securities
The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under “— Description of Indentures,” below:
$1,000,000,000 7 1∕8% Notes due July 15, 2032
The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities. A prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing each such security (each, a “disclosure document”) have been filed with the SEC by Credit Suisse (USA) under Registration Statement number 333-86720 and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference Credit Suisse (USA)’s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Description of Indentures
The Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in “— Description of Debt Securities” above was issued under the following indenture:
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Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee.

The indenture above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of this indenture is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED
SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
Credit Suisse (USA)’s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).
The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.
Subordination of Credit Suisse Group Guarantee
The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).
When the term “senior indebtedness” is used in the context of these guarantees, it means:
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any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

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any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

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any letters of credit and acceptances made by banks on Credit Suisse Group’s behalf;

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indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

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all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group’s subsidiaries.
The indentures, as supplemented, provide that Credit Suisse Group cannot:
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make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

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redeem any Guaranteed Senior Debt Securities;

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acquire any Guaranteed Senior Debt Securities; or

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defease any Guaranteed Senior Debt Securities;

if
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any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

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Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group’s assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group’s assets in liquidation than holders of senior indebtedness.
Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.
The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA
ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.
The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not “operating companies” in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a “publicly-offered security.” A “publicly-offered security” is a security that is (a) “freely transferable,”(b) part of a class of securities that is “widely held” and (c) either part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, as the result of the loan of money to us, if debt securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless such securities are acquired pursuant to a statutory or an administrative exemption.
The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:
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is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

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is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

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is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; such exemption is herein referred to as the Service Provider Exemption.

Governmental plans, non-U.S. plans and certain church plans, or Similar Law Plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as Similar Law. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.
Each person that acquires securities will, by its acquisition and holding, be deemed to have represented and agreed that on each day from the date of acquisition of the securities through and including the date of disposition of such securities it either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the securities to the extent it would either constitute or result in a prohibited transaction under ERISA or the Code (or violation of a Similar Law). Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of securities by the purchaser are entitled to the full exemptive relief thereunder.
Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION
United States Taxation
The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of our debt securities. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. For a discussion of material U.S. federal income tax considerations of holding convertible or exchangeable debt or warrants we refer you to the applicable prospectus supplement. For a discussion of material U.S. federal income tax considerations of holding subordinated debt securities, to the extent they differ from the following summary, we refer you to the applicable prospectus supplement. For a discussion of material U.S. federal income tax considerations related to holding our shares we refer you to our most recently filed Annual Report on Form 20-F. For purposes of this summary, a “U.S. holder” means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of our securities. A “Non-U.S. holder” means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase our securities. In particular, the summary deals only with holders who will hold our securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, persons subject to the alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, partnerships (for U.S. tax purposes) that hold our securities or partners therein, or persons that hedge their exposure in our securities or will hold our securities as a position in a “straddle” or “conversion” transaction or as part of a “synthetic security” or other integrated financial transaction.
This discussion does not address U.S. state, local and non-U.S. tax consequences or the Medicare tax on certain investment income. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.
U.S. Holder
Book/Tax Conformity
U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.
Payments or Accruals of Interest
Payments or accruals of “qualified stated interest” (as defined below) on a debt security and Additional Amounts, if any (i.e., without reduction for any applicable withholding taxes), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to any pre-issuance accrued interest will generally not be includible in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. holder acquired the debt security and the first interest payment date. Foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.
Non-U.S. withholding taxes paid at the appropriate rate applicable to you may be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income (provided that you elect to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year). Interest on debt securities issued by a non-U.S. branch of Credit Suisse Group or Credit Suisse (except in the case of Credit Suisse, interest paid through its Cayman branch) and Additional Amounts generally will constitute income from sources without the United States for U.S. foreign tax credit purposes. The calculation of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on a U.S. holder’s particular circumstances. You should consult your own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.
Purchase, Sale and Retirement of Debt Securities
Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the debt security denominated in a foreign currency is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.
When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “— Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the debt security denominated in a foreign currency is disposed of or retired. If you dispose of a debt security denominated in a foreign currency that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.
The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of debt securities denominated in a foreign currency traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.
Except as discussed below with respect to market discount, short-term notes (as defined below), and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.
Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.
Original Issue Discount
If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than a statutory de minimis amount (i.e., generally the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity), the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the “original issue discount.” The “issue price” of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the original issue discount notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.
If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.
In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.
In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The “annual yield to maturity” of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.
You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “— Premium” and “— Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.
In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “— Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.
Floating rate notes generally will be treated as “variable rate debt instruments” under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.
Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.
Short-Term Notes
The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.
First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.
Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.
Finally, the market discount rules described below will not apply to short-term notes.

Premium
If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.
Market Discount
If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an original issue discount note, the original issue discount note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.
You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).
Indexed Notes and Other Debt Securities Providing for Contingent Payments
Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Foreign Currency Notes and Reportable Transactions
A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a debt obligation denominated in a foreign currency as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency debt obligation constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of a foreign currency debt obligation.
Specified Foreign Financial Assets
Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities held for investment issued by a non-U.S. issuer (which may include debt obligations issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations of assessment of tax would be suspended, in whole or in part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in a debt security, including the application of the rules to their particular circumstances.
Non-U.S. Holder
This section “Non-U.S. Holder” applies to non-U.S. holders who hold debt securities issued by Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch) or by Credit Suisse (USA).
Under present United States federal tax law, and subject to the discussion below concerning backup withholding and FATCA:
(a)   Payments of interest (including original issue discount) on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:
1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us actually or constructively through stock ownership; and

2.
you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing an applicable Form W-8BEN or W-8BEN-E (or successor form), or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

Payments of interest (including original issue discount) on the debt security that do not qualify for the portfolio interest exception will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding.
(b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security.

Information Reporting and Backup Withholding
Information returns will be required to be filed with the IRS in connection with debt security payments made to certain United States taxpayers. If you are a United States taxpayer, you generally will not be subject to a United States backup withholding tax (currently at a rate of 24%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. taxpayer, you may have to comply with certification procedures to establish that you are a non-U.S. taxpayer in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Pursuant to FATCA, and potentially subject to grandfathering rules discussed below, the relevant issuer and other financial institutions in the chain of payments on the debt securities may be required to withhold U.S. tax on payments to an investor who does not provide information sufficient for the financial institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of such institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Even if withholding is not required, to permit a financial institution in the chain of payments on the debt securities to comply with diligence and reporting obligations imposed on it under FATCA, an investor may be required to provide the institution information regarding the investor’s identity, and in the case of an investor that is an entity, the investor’s direct and indirect owners, and this information may be reported to applicable tax authorities (including to the IRS).
If a debt security is subject to FATCA withholding (under the circumstances described below), such withholding will apply at a 30% rate to payments of interest to an investor or intermediary that does not comply with FATCA. Unless we tell you otherwise in the applicable prospectus supplement, FATCA withholding will apply to a debt security only if the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch). Otherwise, under a grandfathering rule, FATCA withholding will not apply to a debt security provided that the debt security is not issued or materially modified after the date on which final regulations implementing withholding on such debt securities are filed by the U.S. Treasury Department.
If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities) to comply with FATCA, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the debt securities, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. Holders should consult their own tax advisors about how the FATCA rules may apply to payments they receive in respect of the debt securities.
Swiss Taxation
The following is a summary of the principal tax consequences of holding debt securities for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

Withholding Tax
(i)   Interest payments
Payments of interest on the debt securities issued by a branch of Credit Suisse Group or Credit Suisse, in each case outside Switzerland, or by Credit Suisse (USA), are not subject to Swiss withholding tax, even if the debt securities are guaranteed by Credit Suisse Group, provided that the net proceeds from the issue of the debt securities are used outside of Switzerland (unless and to the extent use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the debt securities becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland) and that the issuer is at all times resident and managed or, if the issuer is Credit Suisse Group or Credit Suisse, acting through a branch outside Switzerland, the relevant branch outside Switzerland through which the issuer is acting, will at all times have its fixed place of business, outside Switzerland for Swiss tax purposes.
Payments of interest on debt securities issued by Credit Suisse Group or Credit Suisse (acting through its head office and not through a branch outside Switzerland) may be subject to Swiss withholding tax at a rate of 35% regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.
The holder of debt securities issued by Credit Suisse Group or Credit Suisse (acting through their head office and not through a branch outside Switzerland) who is resident in Switzerland and who, at the time the payment of interest on such debt securities is due, is the beneficial owner of such payment of interest and, in the case of a holder who is an individual, duly reports the gross payment of interest in his or her tax return and, in case of a holder who is an entity or an individual required to maintain accounts, includes such payments in its profit and loss statement, is entitled to a full refund of or a full tax credit for the Swiss withholding tax, as the case may be. A holder of debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) who is not resident in Switzerland at the time the interest on such debt securities is due may be able to claim a full or partial refund of the Swiss withholding tax if such holder is entitled to claim the benefits with regard to such interest payment of a double taxation treaty between Switzerland and his or her country of residence. According to article 11 of the currently applicable version of the convention signed on October 2, 1996 between the United States of America and the Swiss Confederation for the avoidance of double taxation with respect to taxes on income, together with its protocol (in this section the “Treaty”), all payment of interest on debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) and derived and beneficially owned by a non-Swiss resident holder, shall be taxable only in the state of residency of the holder, provided that such holder: (i) qualifies for benefits under the Treaty and (ii) does not conduct business through a permanent establishment or fixed base in Switzerland to which such debt securities are attributable. Such eligible U.S. holder of debt securities may apply with the Swiss Federal Tax Administration for a full refund of 35% Swiss withholding tax withheld on such payments of interest.
On April 3, 2020, the Swiss Federal Council published a consultation draft on the reform of the Swiss withholding tax system applicable to interest. If enacted in its current form, this consultation draft would, among other things and subject to certain exceptions, replace the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss withholding tax. Under this paying agent-based regime, subject to certain exceptions, (i) all interest payments made by paying agents in Switzerland to individuals resident in Switzerland would be subject to Swiss withholding tax, including any such interest payments made on bonds issued by issuers outside Switzerland, and (ii) interest payments to all other persons, including to investors resident outside Switzerland, would be exempt from Swiss withholding tax. For the avoidance of doubt, if this legislation or similar legislation were enacted and an amount of, or in respect of, Swiss federal withholding tax were to be deducted or withheld from a payment, neither the relevant issuer nor a paying agent nor any other person would pursuant to the conditions of the debt securities be obliged to pay any additional amounts with respect to any debt security as a result of the deduction or imposition of such withholding tax.

(ii)   Dividends and other distributions on Credit Suisse Group shares (or shares of any other company resident in Switzerland
Upon acquisition following exercise of any rights to purchase Credit Suisse Group shares (or shares of any other company resident in Switzerland for tax purposes), any dividends paid and similar cash or in-kind distributions made on such shares (including bonus shares) will be subject to Swiss withholding tax at a rate of 35%. Credit Suisse Group (or the relevant company resident in Switzerland) will be required to withhold tax at such rate from any distribution made to a shareholder. Any repayment of the nominal value of such shares and, if certain conditions are met, any distribution out of legal reserves from capital contributions is not subject to Swiss withholding tax. Under withholding tax law effective since January 1, 2020, Credit Suisse Group (or any other relevant company resident in Switzerland and listed on a Swiss stock exchange) will, when paying a dividend out of legal reserves from capital contributions, be required to simultaneously pay a dividend out of taxable reserves of at least the same amount.
Furthermore, in case of a repurchase of own shares by Credit Suisse Group (or any other relevant company in Switzerland) to cancel them, the portion of the repurchase price which exceeds the nominal value of such shares and, as the case may be, the legal reserves from capital contributions is a taxable liquidation which is subject to 35% Swiss withholding tax. When Credit Suisse Group (or any other company listed on a Swiss stock exchange) repurchases shares to cancel them, at least fifty percent of the purchase price less the nominal value of the shares must be charged to legal reserves from capital contributions.
The recipient of a taxable distribution from Credit Suisse Group (or the relevant company in Switzerland) out of such shares (including upon a repurchase for cancellation) who is an individual or a legal entity not resident in Switzerland for tax purposes may be entitled to a full or partial refund of Swiss withholding tax if the country in which such recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and if the further prerequisites of such treaty are met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Shareholders not resident in Switzerland should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of such shares and the procedures for claiming a refund of Swiss withholding tax.
A holder who is a resident of the U.S. for purposes of the Treaty without taxable presence in Switzerland to which the Credit Suisse Group shares (or the shares of the relevant company in Switzerland) are attributable or who is a qualified U.S. pension fund and who, in each case, is the beneficial owner of the shares and the distribution and who meets the other conditions of the Treaty may apply with the Swiss Federal Tax Administration for a full refund of the withholding tax in the case of qualified U.S. pension funds or in excess of the amount of the 15% treaty rate in all other cases.
Furthermore, in case of a repurchase of own shares by Credit Suisse Group (or the relevant company in Switzerland), the portion of the repurchase price which exceeds the nominal value of such shares and the tax-free capital contribution reserves of Credit Suisse Group (or the relevant company in Switzerland) may, in some cases, be re-characterized as taxable liquidation which is subject to 35% Swiss withholding tax if certain conditions are met.
Securities Turnover Tax
The issue, and the sale and delivery, of debt securities on the issue date are not subject to Swiss securities turnover tax (Umsatzabgabe) (primary market). Secondary market dealings in debt securities with a term in excess of 12 months where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss stamp duty act) is a party, or acts as an intermediary, to the transaction may be subject to Swiss turnover tax at a rate of up to 0.15% of the consideration paid in the case of debt securities issued by Credit Suisse Group or Credit Suisse, in each case acting through its Zurich head office, and at a rate of up to 0.3% of such consideration paid in the case of debt securities issued by any other issuer. Subject to applicable statutory exemptions in respect of the one or the other party to the purchase and sale of debt securities, generally half of the tax is charged to the one party to the purchase and sale and the other half to the other party. An exemption applies, inter alia, for each party to a purchase and sale of debt securities

(irrespective of whether issued by Credit Suisse Group or Credit Suisse, acting through its Zurich head office, or by any other issuer) that is not resident in Switzerland or the Principality of Liechtenstein.
Subject to applicable statutory exemptions, the delivery of underlying securities to a holder of debt securities following exercise by such holder of exchange rights embedded in such debt securities, may be subject to Swiss securities turnover tax, in case of underlying securities issued by an issuer resident in Switzerland, such as shares or American depositary shares of Credit Suisse Group, at half of the rate of 0.15%, and in case of securities issued by an issuer not resident in Switzerland, at half of the rate of 0.30%, however, in each case only if a Swiss securities dealer, as defined in the Swiss stamp tax act, is a party or an intermediary to the transaction.
Other Taxes
Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.
International Automatic Exchange of Information in Tax Matters
Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”), which applies to all EU member states. Further, Switzerland entered into the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”) and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on the AEOI Agreement, the bilateral AEOI agreements described above and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including, as the case may be, debt securities, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in any EU member state or other treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect or signed but not yet effective can be found on the website of the State Secretariat for International Financial Mattters SIF.
Swiss Facilitation of the Implementation of FATCA
Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the Treaty. On September 20, 2019, Switzerland and the United States ratified the 2009 protocol (the “Protocol”) amending the Treaty. Upon the subsequent exchange of the ratification instruments, the amended Treaty entered into force. The Protocol introduced a mechanism for the exchange of information upon request in tax matters between Switzerland and the United States, which mechanism is in line with international standards and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-“foreign financial institutions” (as such term is defined pursuant to Sections 1471 to 1474 (inclusive) of the Code) for periods from June 30, 2014. Furthermore, on October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States regarding a change from the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. It is not yet known when negotiations will continue or when any new regime would come into force.
Common Reporting Standard
On February 13, 2014, the Organisation for Economic Co-operation and Development released the Common Reporting Standard (the “CRS”) designed to create a global standard for the automatic exchange of financial account information. Pursuant to the CRS requirements, financial institutions must identify and report FATCA-like information in respect of specified persons who are resident in the jurisdictions that sign and implement the CRS. On October 29, 2014, fifty-one jurisdictions signed the MCAA that activates this automatic exchange of information in line with the CRS. Since then further jurisdictions have signed the MCAA and in total over 90 jurisdictions have committed to adopting the CRS. Early adopters who signed the MCAA have pledged to work towards the first information exchanges taking place by September 2017. Certain other signatories are expected to follow with information exchange starting in 2018 (see “— International Automatic Exchange of Information in Tax Matters” above for information on the adoption of the CRS by Switzerland).

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We may sell our securities through agents, underwriters, dealers or directly to purchasers.
Our agents may solicit offers to purchase our securities.
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We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

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If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell our securities.
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If we use a dealer, we, as principal, will sell our securities to the dealer.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Credit Suisse Securities (USA) LLC is an indirect subsidiary of Credit Suisse Group. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities (USA) LLC, distributes an affiliated company’s securities. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.
We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.
We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

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We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES
Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. In addition, this prospectus, together with the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing the terms of the specific series of securities being offered and sold, applies to market-making offers and sales of all outstanding securities of Credit Suisse (USA). None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS
Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP regularly provides legal services to us and our subsidiaries and affiliates.

EXPERTS
The consolidated financial statements of Credit Suisse Group and Credit Suisse as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG AG (“KPMG”), independent registered public accounting firm, which are included in the 2019 20-F and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
With respect to the unaudited financial information of Credit Suisse Group for the three-month period ended March 31, 2020, incorporated by reference in this prospectus, PricewaterhouseCoopers AG (“PwC”) reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 7, 2020 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PwC is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PwC within the meaning of Sections 7 and 11 of the Securities Act of 1933.
CHANGE IN REGISTRANTS’ CERTIFYING ACCOUNTANT
Following a tender of the audit mandate and structured evaluation and selection process in 2018, Credit Suisse Group announced that the Board of Directors proposed PwC as Credit Suisse Group’s new statutory auditor to succeed KPMG at the Annual General Meeting on April 30, 2020. The appointment was approved by the shareholders of Credit Suisse Group at the Annual General Meeting and became effective for the fiscal year ending December 31, 2020. Although Credit Suisse Group is not subject to mandatory external audit firm rotation requirements, the decision of the Audit Committee of Credit Suisse Group to pursue a rotation in auditors was made in view of the EU rules with respect to mandatory auditor rotation for certain of Credit Suisse Group’s significant subsidiaries. KPMG was engaged as our independent auditor for the fiscal years ended December 31, 2018 and December 31, 2019 until the filing of the 2019 20-F with the SEC.
During the two years prior to December 31, 2019, KPMG has not issued any reports on the financial statements of Credit Suisse Group or Credit Suisse or on the effectiveness of internal control over financial reporting that contained an adverse opinion or a disclaimer of opinion, nor were the auditors’ reports of KPMG qualified or modified as to uncertainty, audit scope, or accounting principles, and during the two years prior to December 31, 2019 and the subsequent interim period through April 30, 2020, there has not been any disagreement as that term is used in Item 16F(a)(1)(iv) of Form 20-F over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to KPMG’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its auditors’ reports, or any “reportable event” as that term is used in Item 16F(a)(1)(v) of Form 20-F.
Further, in the two years prior to December 31, 2019 and the subsequent interim period through April 30, 2020, we have not consulted with PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Credit Suisse Group or Credit Suisse; or (ii) any matter that was the subject of a disagreement as that term is used in Item 16F(a)(1)(iv) of Form 20-F or a “reportable event” as that term is used in Item 16F(a)(1)(v) of Form 20-F.
We have provided KPMG with a copy of the foregoing disclosure and have requested that KPMG furnish Credit Suisse Group with a letter addressed to the SEC stating whether it agrees with such disclosure. A copy of the letter, dated May 15, 2020, was filed previously as Exhibit 16.1.

Credit Suisse